                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 25, 1997

                                     AMONG

                            UNITED AUTO GROUP, INC.,
                          UAG KISSIMMEE MOTORS, INC.,
                          UAG PARAMOUNT MOTORS, INC.,
                            UAG CENTURY MOTORS, INC.
                KISSIMMEE MOTORS, INC., D/B/A KISSIMMEE TOYOTA,
                         PARAMOUNT CHEVROLET GEO, INC.,
                          CENTURY CHEVROLET GEO, INC.
                                 ALAN V. YOUNG,
                               WILLIAM A. YOUNG,
                              JENNIFER Y. TAGGART,
                                 CATHY Y. DYER,
                         YOUNG/AVY II IRREVOCABLE TRUST
                     U/A DATED 12/31/96 FBO LARA A. YOUNG,
                         YOUNG/AVY II IRREVOCABLE TRUST
                   U/A DATED 12/31/96 FBO COURTNEY E. YOUNG,
                         YOUNG/AVY II IRREVOCABLE TRUST
                     U/A DATED 12/31/96 FBO DANIEL A. YOUNG
                         YOUNG/WAY II IRREVOCABLE TRUST
                               U/A DATED 12/31/96
                       YOUNG/TAGGART II IRREVOCABLE TRUST
                   U/A DATED 12/31/96 FBO WILLIAM E. TAGGART
                       YOUNG/TAGGART II IRREVOCABLE TRUST
                     U/A DATED 12/31/96 FBO MARY K. TAGGART
                        YOUNG/DYER II IRREVOCABLE TRUST
                               U/A DATED 12/31/96
                    SHIRLEY J. YOUNG IRREVOCABLE GRAT TRUST
                                U/A DATED 3/1/97
                                      AND
                      DAN E. YOUNG IRREVOCABLE GRAT TRUST
                                U/A DATED 3/1/97

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                               TABLE OF CONTENTS

                                                                           Page

ARTICLE 1     THE MERGERS..................................................  2
    1.1    Certain Definitions.............................................  2
    1.2    Surviving Corporation...........................................  5
    1.3    Certificate of Incorporation....................................  6
    1.4    Bylaws..........................................................  6
    1.5    Directors and Officers..........................................  6
    1.6    Closing.........................................................  6
    1.7    Effective Time..................................................  7
    1.8    Conversion of Companies' Stock..................................  7
    1.9    Treasury Stock..................................................  7
    1.10   Fractional Shares...............................................  7
    1.11   Exchange of Companies' Stock....................................  7
    1.12   Stock Price Adjustment..........................................  8
    1.13   Leases..........................................................  9
    1.14   Registration Rights Agreement...................................  9
    1.15   Net Worth Adjustment............................................  9
    1.16   Capital Loans................................................... 11
    1.17   Distributions Prior to Closing.................................. 12
    1.18   Satisfaction of Related Party Loans............................. 12
    1.19   Effective Date.................................................. 12

ARTICLE 2     REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE
              STOCKHOLDERS................................................. 12
    2.1    Organization and Good Standing.................................. 13
    2.2    Subsidiaries.................................................... 13
    2.3    Capitalization.................................................. 13
    2.4    Authority; Approvals and Consents............................... 14
    2.5    Financial Statements............................................ 15
    2.6    Absence of Undisclosed Liabilities.............................. 15
    2.7    Absence of Material Adverse Effect; Conduct of Business......... 16
    2.8    Taxes........................................................... 17
    2.9    Legal Matters................................................... 18
    2.10   Property........................................................ 19
    2.11   Environmental Matters........................................... 20
    2.12   Inventories..................................................... 22
    2.13   Accounts Receivable............................................. 22
    2.14   Insurance....................................................... 22
    2.15   Contracts; etc.................................................. 23
    2.16   Labor Relations................................................. 23
    2.17   Employee Benefit Plans.......................................... 24
    2.18   Other Benefit and Compensation Plans or Arrangements............ 27
    2.19   Transactions with Insiders...................................... 28

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    2.20   Propriety of Past Payments...................................... 28
    2.21   Interest in Competitors......................................... 29
    2.22   Brokers......................................................... 29
    2.23   Accounts........................................................ 29
    2.24   Disclosure...................................................... 29

ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS........... 30
    3.1    Ownership of Shares; Title...................................... 30
    3.2    Authority....................................................... 30

ARTICLE 4     REPRESENTATIONS AND WARRANTIES OF UAG AND THE MERGER SUBS.... 31
    4.1    Organization and Good Standing.................................. 31
    4.2    Merger Subs..................................................... 31
    4.3    Capitalization.................................................. 32
    4.4    SEC Filings..................................................... 32
    4.5    Authority; Approvals and Consents............................... 32
    4.6    Disclosure...................................................... 33
    4.7    Brokers......................................................... 34
    4.8    Reorganization Classification; Certain Tax Representations...... 34

ARTICLE 5     COVENANTS AND ADDITIONAL AGREEMENTS.......................... 34
    5.1    Access; Confidentiality......................................... 34
    5.2    Furnishing Information; Announcements........................... 36
    5.3    Antitrust Improvements Act Compliance........................... 36
    5.4    Certain Changes and Conduct of Business......................... 36
    5.5    No Intercompany Payables or Receivables......................... 39
    5.6    Negotiations.................................................... 40
    5.7    Consents; Cooperation........................................... 40
    5.8    Additional Agreements........................................... 41
    5.9    Interim Financial Statements.................................... 41
    5.10   Notification of Certain Matters................................. 41
    5.11   Assurance by the Stockholders................................... 42
    5.12   Stockholder Vote; No Appraisal Rights........................... 42
    5.13   Non-Interference................................................ 42
    5.14   Personal Guarantees............................................. 42
    5.15   Distributions................................................... 43
    5.16   Taxes........................................................... 43
    5.17   Continuity of Stockholder Interest.............................. 44

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ARTICLE 6     CONDITIONS TO THE OBLIGATIONS OF UAG AND THE MERGER SUBS
              TO EFFECT THE CLOSING........................................ 44
    6.1    Representations and Warranties; Agreements; Covenants........... 44
    6.2    Authorization; Consents......................................... 44
    6.3    Opinions of the Companies' and the Stockholders' Counsel........ 45
    6.4    Absence of Litigation........................................... 45
    6.5    No Material Adverse Effect...................................... 45
    6.6    Net Worth....................................................... 45
    6.7    Completion of Due Diligence..................................... 46
    6.8    Board Approval.................................................. 46
    6.9    Certificates.................................................... 46
    6.10   Legal Matters................................................... 46
    6.11   Approval of Manufacturers and Distributors...................... 46
    6.12   Environmental Laws.............................................. 47
    6.13   Nondisturbance Agreements/Estoppel Certificates................. 47
    6.14   Title Insurance................................................. 47
    6.15   Schedules....................................................... 47
    6.16   Lease Termination Agreements/Memoranda of Lease................. 47
    6.17   Employment Agreements........................................... 47
    6.18   Leases.......................................................... 47
    6.19   Resignation of the Companies' Directors......................... 47
    6.20   Acquisition of Other Companies.................................. 48
    6.21   Joint Venture Agreement......................................... 48

ARTICLE 7     CONDITIONS TO THE OBLIGATIONS OF THE COMPANIES AND THE
              STOCKHOLDERS TO EFFECT THE CLOSING........................... 48
    7.1    Representations and Warranties; Agreements...................... 48
    7.2    Authorization of the Agreement, Consents........................ 48
    7.3    Opinions of UAG's and the Merger Subs' Counsel.................. 49
    7.4    Absence of Litigation........................................... 49
    7.5    Satisfaction of Conditions...................................... 49
    7.6    Legal Matters................................................... 49
    7.7    Employment Agreement............................................ 49
    7.8    Lease........................................................... 50
    7.9    Approval of Manufacturers and Distributors...................... 50
    7.10   Acquisition of Other Companies.................................. 50
    7.11   No Material Adverse Effect...................................... 50
    7.12   Schedules....................................................... 50
    7.13   Joint Venture Agreement......................................... 50
    7.14   Certified Board Resolutions..................................... 50

ARTICLE 8     TERMINATION.................................................. 51
    8.1    Termination..................................................... 51
    8.2    Effect of Termination........................................... 51

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ARTICLE 9     INDEMNIFICATION.............................................. 52
    9.1    Indemnification by the Stockholders............................. 52
    9.2    Indemnification by UAG.......................................... 53
    9.3    Procedures...................................................... 54
    9.4    Offset.......................................................... 56
    9.5    Exclusive Monetary Remedy for Breach............................ 56

ARTICLE 10    MISCELLANEOUS ............................................... 56
    10.1   Survival of Provisions.......................................... 56
    10.2   [Intentionally Omitted]......................................... 57
    10.3   Headings........................................................ 57
    10.4   Notices......................................................... 57
    10.5   Assignment...................................................... 59
    10.6   Entire Agreement................................................ 59
    10.7   Waiver and Amendments........................................... 59
    10.8   Counterparts.................................................... 59
    10.9   Accounting Terms................................................ 60
    10.10  [Intentionally Omitted] ........................................ 60
    10.11  Severability ................................................... 60
    10.12  [Intentionally Omitted] ........................................ 60
    10.13  Governing Law .................................................. 60
    10.14  Time is of the Essence ......................................... 60
    10.15  Attorneys' Fees ................................................ 60
    10.16  Limitation on Liability of Each Trustee ........................ 61

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of September 25, 1997, is between and among United Auto Group, Inc., a Delaware corporation ("UAG"), UAG Kissimmee Motors, Inc., a Delaware corporation ("UAG Kissimmee"), UAG Paramount Motors, Inc., a Delaware corporation ("UAG Paramount"), UAG Century Motors, Inc., a Delaware corporation ("UAG Century" and, together with UAG Kissimmee and UAG Paramount, the "Merger Subs" and individually, a "Merger Sub"), Kissimmee Motors, Inc., d/b/a Kissimmee Toyota, an Indiana corporation ("Kissimmee Toyota"), Paramount Chevrolet Geo, Inc., an Indiana corporation ("Paramount"), Century Chevrolet Geo, Inc., a Indiana corporation ("Century" and, together with Kissimmee Toyota and Paramount, the "Companies"), Alan V. Young, an individual resident of the state of Indiana ("A. Young"), William A. Young, an individual resident of the state of Indiana ("W. Young"), Jennifer Y. Taggart, an individual resident of the state of Indiana ("Taggart"), Cathy Y. Dyer, an individual resident of the state of Indiana ("Dyer"), Young/AVY II Irrevocable Trust u/a dated 12/31/96 fbo Lara A. Young (the "L. Young Trust"), Young/AVY II Irrevocable Trust u/a dated 12/31/96 fbo Courtney E. Young (the "C. Young Trust"), Young/AVY II Irrevocable Trust u/a dated 12/31/96 fbo Daniel A. Young (the "D. Young Trust"), Young/Way II Irrevocable Trust u/a dated 12/31/96 (the "Young/Way Trust"), Young/Taggart II Irrevocable Trust u/a dated 12/31/96 fbo William E. Taggart (the "W. Taggart Trust"), Young/Taggart II Irrevocable Trust u/a dated 12/31/96 fbo Mary K. Taggart (the "M. Taggart Trust"), Young/Dyer II Irrevocable Trust u/a dated 12/31/96 (the "Young/Dyer Trust"), Shirley J. Young Irrevocable GRAT Trust u/a dated 3/1/97 (the "Shirley Young Trust") and Dan E. Young Irrevocable GRAT Trust u/a dated 3/1/97 (the "Dan Young Trust and, together with A. Young, W. Young, Taggart, Dyer, L. Young Trust, C. Young Trust, D. Young Trust, Young/Way Trust, W. Taggart Trust, M. Taggart Trust, Young/Dyer Trust and Shirley Young Trust, the "Stockholders").


                             W I T N E S S E T H:

         WHEREAS, the Companies operate automobile dealerships and related businesses in North Carolina, Illinois and Florida;

         WHEREAS, the Stockholders own one hundred percent (100%) of the issued and outstanding shares of capital stock of Kissimmee Toyota (the "Kissimmee Shares");

         WHEREAS, the Stockholders own one hundred percent (100%) of the issued and outstanding capital stock of Century (the "Century Shares");

         WHEREAS, the Stockholders own one hundred percent (100%) of the issued and outstanding shares of capital stock of Paramount (the "Paramount Shares" and, together with the Kissimmee Shares and the Century Shares, the "Shares");

         WHEREAS, UAG owns all of the issued and outstanding capital stock of each of the Merger Subs;

         WHEREAS, each of the respective Stockholders of each of the Companies has approved this Agreement, and the transactions contemplated hereby, pursuant to action taken by unanimous written consent in accordance with the requirements of applicable law and the articles or certificate of incorporation and the bylaws of each such Company; and

         WHEREAS, UAG desires to acquire by merger the businesses of the Companies upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE 1
                                  THE MERGERS

1.1 CERTAIN DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         (a) "Affiliate" of a specified Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and in the case of a specified Person who is a natural person, his or her spouse, issue, parents, siblings, estate, any Affiliate of such person and any trust for the benefit of his or her spouse, parents and/or siblings.

         (b) "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under Federal law.

         (c) "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 State, 1613), as amended.

         (d) "Claim" shall mean any claim, action, suit, litigation, investigation, inquiry, review or proceeding of any kind.

         (e) "Closing Date" shall have the meaning ascribed to it in Section
1.6.

         (f) "Closing Date Balance Sheet" shall have the meaning ascribed to it in Section 1.15.

         (g) "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

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

         (h) "Company Agreement" shall mean any mortgage, indenture note, agreement, contract, lease, license, franchise, obligation, instrument or other binding commitment of any kind, whether written or oral, (including all leases and other agreements referred to on Schedule 2.10 hereto) to which any of the Companies is a party or by which any of the Companies or any of their assets or properties (including the owned Real Property and the owned Improvements) may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing.

         (i) "Company Financial Statements" shall have the meaning ascribed to it in Section 2.5.

         (j) "Costs" shall mean all liabilities, losses, costs, damages, expenses and claims, including reasonable attorneys' fees, experts' fees and consultants' fees.

         (k) "Dealerships" shall mean the Companies and Dan Young Chevrolet, Inc., an Indiana corporation, Dan Young, Inc., an Indiana corporation, Young Management Group, Inc., an Indiana corporation and Parkway Chevrolet, Inc., an Indiana corporation.

         (l) "Environmental Laws" shall mean all applicable requirements of environmental, public or employee health and safety, public or community right-to-know, ecological or natural resource laws or regulations or controls, including all applicable requirements imposed by any law (including without limitation common law), rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any applicable private agreement (such as covenants, conditions and restrictions), which relate to, (i) noise, (ii) pollution or protection of the air, surface water, groundwater, or soil, (iii) solid, gaseous, or liquid waste generation, treatment, storage, release, presence, disposal, or transportation, (iv) exposure to Hazardous Materials (as defined below), or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials, as amended and as in effect from time to time (including without limitation the following statutes and all regulations thereunder as amended and in effect from time to time: CERCLA, RCRA, OSHA, and HMTA).

         (m) "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Laws in connection with the ownership, use and/or operation of the Companies' businesses or the Real Property or Improvements.

         (n) "GAAP" shall mean generally accepted accounting principles which are in effect in the United States from time to time.

         (o) "H-S-R Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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

         (p) "HMTA" shall mean the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.)

         (q) "Hazardous Materials" shall mean, collectively, (i) those substances included within the definitions of or identified as "hazardous chemicals," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substances," "extremely hazardous substances," "toxic pollutants," "contaminants," "pollutants" or similar terms in or pursuant to, without limitation, CERCLA, RCRA, OSHA, HMTA, and in the regulations promulgated pursuant to such laws, all as amended, (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR part 302 and amendments thereto), (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) lead-based paint, (D) polychlorinated biphenyls, (E) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (F) flammable explosives, (G) radioactive materials, and (iv) such other substances, materials and wastes which are or become regulated or classified as hazardous, toxic or as "special wastes" under any Environmental Laws.

         (r) "Knowledge" (regardless of whether capitalized) shall mean, with respect to any Stockholder, that the Stockholder knew (after reasonable inquiry) of the particular matter referred to; with respect to any of the Companies, that Anderson, W. Young, A. Young, Tom Schmitt or any person responsible for overseeing the day-to-day operations of such Company, the general manager and the office manager (or any person with similar such responsibilities regardless of title) knew (after reasonable inquiry) of the particular matter referred to; and with respect to UAG or the Merger Subs that the Chief Executive Officer, President or any Vice President of UAG or the Merger Subs knew (after reasonable inquiry) of the particular matter referred to.

         (s) "Legal Requirements" shall mean any and all laws, ordinances, codes, rules, regulations and other requirements of all governmental, administrative or judicial entities.

         (t) "Liens" shall mean any mortgages, pledges, title defects or objections, liens, claims, security interests, prior assignments, conditional and installment sale agreements or encumbrances of any kind.

         (u) "Material Adverse Effect" shall mean, with respect to the Companies, any material adverse change in, or material adverse effect on, the business, operations, assets, operating results or financial condition of the Companies, taken as a whole; and, with respect to UAG, any material adverse change in, or material adverse effect on, the business, operations, assets, operating results or financial condition of UAG.

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

         (v) "OSHA" shall mean the Occupational Safety and Health Act of 1970 as amended (29 U.S.C. Section 651 et seq.).

         (w) "Person" shall mean and include an individual, corporation, partnership, limited liability company, joint venture, association, trust, any other incorporated or unincorporated organization or entity and a governmental entity or any department or agency thereof.

         (x) "RCRA" shall mean the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.).

         (y) "Remedial Action" shall mean any action required to (i) clean up, remove or treat Hazardous Materials, (ii) prevent a release or threat of release of any Hazardous Material, (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care, (iv) cure a violation of any Environmental Law or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of RCRA or analogous state law.

         (z) "Taxes" shall mean all taxes, fees, levies or other assessments, including but not limited to income, excise, property, sales, franchise, withholding, social security and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments.

         (aa) "Trusts" shall mean the L. Young Trust, C. Young Trust, D. Young Trust, Young/Way Trust, W. Taggart Trust, M. Taggart Trust, Young/Dyer Trust, Shirley Young Trust and Dan Young Trust.

         (bb) "UAG Common Stock" shall mean the shares of common stock, par value $.0001 per share of UAG.

         (cc) "UAG Market Value" shall mean the arithmetic average of the daily closing price per share of UAG Common Stock, rounded to four decimal places, as reported on the New York Stock Exchange Composite Tape for each of the ten (10) consecutive trading days ending (and including) the trading day that occurs one trading day prior to the date on which the UAG Market Value is to be determined.

1.2 SURVIVING CORPORATION.

         Subject to the terms and conditions of this Agreement, the Indiana Business Corporation Law (the "IBCL") and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.7), Kissimmee Toyota shall be merged with and into UAG Kissimmee (the "Toyota Merger"), Paramount shall be merged with and into UAG Paramount (the "Paramount Merger") and Century shall be merged with and into UAG Century (the "Century Merger" and, together with the Toyota Merger and the Paramount Merger, the

"Mergers") and the separate corporate existences of Kissimmee Toyota, Paramount and Century shall cease. UAG Kissimmee, UAG Paramount and UAG Century shall be the surviving corporations in the Mergers (hereinafter sometimes referred to as the "Surviving Corporations") and shall continue their corporate existences under the laws of the State of Delaware.

1.3 CERTIFICATE OF INCORPORATION.

         The certificate of incorporation of the respective Merger Subs shall be the certificate of incorporation of the respective Surviving Corporations until thereafter duly amended in accordance with their terms and the DGCL.

1.4 BYLAWS.

         The bylaws of the respective Merger Subs shall be the bylaws of the respective Surviving Corporations until thereafter duly amended in accordance with their terms and the DGCL.

1.5 DIRECTORS AND OFFICERS.

         The directors of the respective Surviving Corporations shall consist of the persons who are the directors of the Merger Subs immediately prior to the Effective Time, such directors to hold office from the Effective Time until their respective successors are duly elected and qualified. The officers of the respective Surviving Corporations shall be the officers of the respective Merger Subs immediately prior to the Effective Time, such officers to hold office from the Effective Time until their respective successors are duly elected and qualified.

1.6 CLOSING.

         (a) The Closing shall take place on or before November 30, 1997 at a time and place to be agreed to by the parties; provided, however, that UAG or the Stockholders may extend the Closing Date for a period of thirty (30) days by giving notice to the other party prior to November 30, 1997. The date on which the Closing occurs is herein referred to as the "Closing Date". If, on or before the Closing Date, all of the conditions set forth herein shall have been fulfilled or waived in accordance with the terms hereof and this Agreement shall not have been terminated in accordance with Article 8, then the Mergers shall be consummated (the "Merger Closings") on the Closing Date.

         (b) Subject to the conditions set forth in this Agreement, at the time of the Merger Closings the Stockholders shall execute and deliver to UAG certificates representing the Kissimmee Shares, the Paramount Shares and the Century Shares, duly endorsed in blank, or with separate notarized stock powers attached thereto and signed in blank, free and clear of all Liens, security interests, claims, restrictions, and any other encumbrances whatsoever, in exchange for the delivery by UAG to the Stockholders of certificates representing UAG Common Stock and cash as set forth in Sections 1.8-1.11 hereof.

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

1.7 EFFECTIVE TIME.

         At the time of the Merger Closings as determined in accordance with
Section 1.6, the parties hereto shall cause certificates of merger meeting the requirements of the DGCL and articles of merger meeting the requirements of the IBCL (collectively, the "Merger Certificates") to be properly executed and filed with the Secretaries of State of the States of Indiana and Delaware, as applicable. The Mergers shall become effective at the time specified in each of the Merger Certificates, which shall be on the date of the Merger Closings as determined pursuant to Section 1.6. The date and time when the Mergers become effective is hereinafter referred to as the "Effective Time".

1.8 CONVERSION OF COMPANIES' STOCK.

         As of the Effective Time, by virtue of the Mergers and without any action on the part of any holder thereof all of the Shares issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) shares of UAG Common Stock having an aggregate UAG Market Value on the date hereof equal to Twenty-Five Million Dollars ($25,000,000) (the "UAG Shares"); and (ii) cash in the aggregate amount of Two Million Six Hundred Thirty-One Thousand Three Hundred Seventy-Seven Dollars ($2,631,377) less the amount of the Assumed Loans (as defined in Section 1.18).

1.9 TREASURY STOCK.

         Each share of the Companies' stock issued and outstanding immediately prior to the Effective Time that is then held in the treasury of any of the Companies shall be retired, without any conversion thereof or payment of any consideration therefor.

1.10 FRACTIONAL SHARES.

         No scrip or fractional shares of UAG Common Stock shall be issued in the Mergers. All shares of UAG Common Stock to which a Stockholder would otherwise be entitled shall be aggregated. If a fractional share results from such aggregation, then the number of shares of UAG Common Stock to which such Stockholder shall be entitled shall be rounded up or down to the nearest whole share of UAG Common Stock.

1.11 EXCHANGE OF COMPANIES' STOCK.

         (a) Exchange. At the time of the Merger Closings, subject to the terms and conditions hereof, upon surrender by each Stockholder of all certificates that, immediately prior to the Effective Time, represented shares of the Companies' stock held by each Stockholder ("Certificates"), UAG shall deliver to such Stockholder (i) stock certificates (properly issued, executed and countersigned, as appropriate) bearing the restrictive legend customarily placed on securities of UAG that have not been registered under applicable federal and state securities laws and representing the aggregate number of whole shares of unregistered UAG Common Stock to

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

which such Stockholder shall have become entitled as set forth on Schedule 1.11 hereto and (ii) cash, if any, to which such Stockholder shall have become entitled as set forth on Schedule 1.11. From the Effective Time until surrender in accordance with the provisions of this Section 1.11, each Certificate shall represent for all purposes only the right to receive the consideration provided for herein.

         (b) No Transfers After Effective Time. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Companies' stock that were outstanding immediately prior to the Effective Time.

1.12 STOCK PRICE ADJUSTMENT.

         If, on any Adjustment Date, the UAG Market Value as of such Adjustment Date is less than Twenty-Four and 0375/100 Dollars ($24.0375) (the amount of any such deficiency as of an Adjustment Date being referred to herein as the "Stock Price Deficiency"), then no later than ten (10) Business Days thereafter and as additional consideration for the stock of the Companies, UAG shall make a cash payment to each Stockholder equal to the number of the Stockholder's Transition UAG Shares for such Adjustment Date, multiplied by the Stock Price Deficiency as of such Adjustment Date. Each such payment shall include (but not be increased by) interest at the Applicable Federal Rate in accordance with
Section 1274(d) of the Code. For purposes of this Agreement, the following terms shall have the meanings defined below:

              (i) "Adjustment Date" with respect to any Stockholder shall mean each date on which any additional UAG Shares of the Stockholder become Unrestricted UAG Shares;

              (ii) "Transition UAG Shares" with respect to any Stockholder shall mean as of any Adjustment Date the portion of the Stockholder's UAG Shares that first become Unrestricted UAG Shares on such Adjustment Date; and

              (iii) "Unrestricted UAG Shares" with respect to any Stockholder shall mean as of any date (A) the portion, if any, of such Stockholder's UAG Shares that have been registered on or before such date pursuant to the Registration Rights Agreement (as defined in Section 1.14 hereof), plus (B) the portion, if any, of such Stockholder's other UAG Shares that could have been or could be sold by the Stockholder on or before such date pursuant to Rule 144 of the Securities and Exchange Commission,determined for purposes of this clause (B) as if (1) the maximum number of such Stockholder's other UAG Shares that could have been sold pursuant to Rule 144 during the three
    (3) month period immediately preceding such date (and all prior three (3) month periods) were in fact sold on the first day of each such three (3) month period and (2) all of such Stockholder's UAG Shares (other than those registered pursuant to the Registration Rights Agreement or otherwise registered with the consent of such Stockholder) are unregistered for purposes of applying Rule 144. The parties acknowledge that UAG may be required to make more than one cash payment to a particular Stockholder pursuant to this Section 1.12 in the event that all of the Stockholder's UAG Shares as of an Adjustment Date for the Stockholder are not Unrestricted UAG Shares as of such Adjustment Date, but that in no event shall UAG be required to make more than one cash payment with respect to each UAG Share.

1.13 LEASES.

         On the Closing Date, UAG Century shall enter into a lease for the real property on which it operates in a form mutually acceptable to the parties (the "Lease"). The Lease shall be for a twenty (20) year term commencing on the Closing Date and the lessee shall have the option to renew the Lease for two additional five year terms. The initial monthly lease rate for each Lease shall be an amount equal to the current lease rate being paid by Century. On the third anniversary of the Closing Date and every two years thereafter during the initial term, the lease rate for the Lease shall increase to an amount equal to the lease rate then in effect plus an amount equal to a percentage of the lease rate then in effect, which percentage shall be equal to three-fourths (3/4) of the percentage increase in the Consumer Price Index published from time to time by the United States Department of Labor ("CPI") for All Urban Consumers (U.S. City Average) from the time of the last adjustment. UAG will unconditionally and irrevocably guarantee the obligations of UAG Century under the Lease.

1.14 REGISTRATION RIGHTS AGREEMENT.


         At the time of the Merger Closings, UAG and the Stockholders shall execute a piggyback registration rights agreement in a form to be agreed to by the parties which agreement shall be subject to any existing contractual rights of third parties (the "Registration Rights Agreement").

1.15 NET WORTH ADJUSTMENT.

         (a) On the Closing Date, or as soon as practicable thereafter (but no later than 45 days after the Closing Date), the Stockholders shall prepare and deliver to UAG a combined balance sheet of the Companies as of the close of business on the Closing Date (such balance sheet so delivered is referred to herein as the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP applied on a basis consistent with the accounting practices and principles set forth on Exhibit "A-1" hereto and subject to the adjustments set forth on Exhibit "A-2" hereto. At the same time, the Stockholders shall also prepare and deliver to UAG a schedule of Net Worth as of the same date (as defined in Section 1.15(g)(iii) hereof ("Schedule of Net Worth")). In connection with the preparation of the Closing Date Balance Sheet, the Stockholders and the Companies shall permit the Reviewer (as defined below) and other representatives of UAG to conduct a physical inventory at each location where inventory is held by the Companies, and the Stockholders, the Companies, and their representatives shall be permitted to observe and participate in such inventory.

         (b) Coopers & Lybrand or such other "big 6" accounting firm (the "Reviewer") as may be selected by UAG shall audit or otherwise review the Closing Date Balance Sheet and the Schedule of Net Worth delivered by the Stockholders to the extent UAG and the Reviewer deem appropriate. Within seventy-five (75) days after delivery of the Closing Date Balance Sheet and Schedule of Net Worth, UAG shall deliver a reviewed balance sheet (the "Reviewed Balance Sheet") and a reviewed schedule of net worth ("Reviewed Schedule of Net Worth") to the Stockholders. The Reviewed Balance Sheet and the Reviewed Schedule of Net Worth shall be prepared by UAG with the Reviewer's assistance in the same manner as is provided in subparagraph (a) above for the Closing Date Balance Sheet and the Schedule of Net Worth.

         (c) UAG and the Reviewer shall have the opportunity to consult with the Stockholders, the Companies and each of the accountants and other representatives of the Stockholders and the Companies and to examine the work papers and schedules prepared by the Stockholders, the Companies and each of such accountants after the preparation of the Closing Date Balance Sheet and Schedule of Net Worth. The Stockholders and their representatives shall have the opportunity to consult with UAG, the Companies and their accountants, the Reviewer and other representatives and to examine the work papers and schedules prepared by UAG and the Reviewer after preparation of the Reviewed Balance Sheet and the Reviewed Schedule of Net Worth.

         (d) The Stockholders shall have a period of forty-five (45) days after delivery of the Reviewed Balance Sheet and the Reviewed Schedule of Net Worth to present in writing to UAG all objections the Stockholders may have to any of the matters set forth or reflected therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 45-day period, the Reviewed Balance Sheet and Reviewed Schedule of Net Worth shall be deemed accepted and approved by the Stockholders, in which event the net worth reflected on the Reviewed Schedule of Net Worth shall be deemed the Final Net Worth. If the Stockholders shall raise any objection within such 45-day period, UAG and the Stockholders shall attempt to resolve the matter or matters in dispute and, if resolved, the net worth agreed upon in writing by UAG and the Stockholders shall be deemed the Final Net Worth.

         (e) If such dispute cannot be resolved by UAG and the Stockholders within sixty (60) days after the delivery of the Reviewed Balance Sheet and Reviewed Schedule of Net Worth, then the specific matters in dispute shall be submitted to a firm of independent public accountants mutually acceptable to UAG and the Stockholders (or if agreement is not reached on such firm within five (5) Business Days, a "big 6" accounting firm selected by lot after excluding one firm designated by UAG and one firm designated by the Stockholders provided that such firm has not previously been retained by UAG or the Stockholders), which firm shall make a final and binding determination of the Net Worth of the Companies as of the close of business on the Closing Date in accordance with the provisions of this Section 1.15, which determination shall be deemed the Final Net Worth. UAG and the Stockholders shall inform such firm in writing as to their respective positions concerning the specific matters in dispute, and shall make readily available to such firm any books, records and work papers relevant to such firm's resolution of the disputed matters. Such accounting firm shall send its written determination to UAG and the Stockholders. The fees and expenses of the accounting firm referred to in this Section 1.15(e) shall be paid one-half by UAG and one-half by the Stockholders.

         (f) UAG and the Stockholders agree to cooperate with each other and each other's authorized representatives and with any accounting firm selected by UAG and the Stockholders pursuant to Section 1.15(e) hereof in order that any and all matters in dispute shall be resolved as soon as practicable.

         (g) (i) If the Final Net Worth as determined through the operation of Sections 1.15(a) through (e) hereof shall be less than the amount of the Net Worth as of July 31, 1997 as set forth on Schedule 1.15(g)(i) (the amount of any such deficiency being referred to herein as the "Net Worth Deficiency"), the Stockholders shall pay to UAG at the Supplemental Closing (as defined below), by wire transfer of immediately available funds to an account designated in writing by UAG at least two (2) Business Days prior to the date of the Supplemental Closing, an amount equal to the Net Worth Deficiency.

              (ii) If the Final Net Worth shall be more than the amount of the Net Worth as of July 31, 1997 as set forth on Schedule 1.15(g)(i) (the amount of any such excess being referred to herein as the "Net Worth Excess"), the Merger Subs shall pay to the Stockholders at the Supplemental Closing, by wire transfer of immediately available funds to an account designated in writing by the Stockholders two (2) Business Days prior to the date of the Supplemental Closing, an amount equal to the Net Worth Excess.

              (iii) "Net Worth" shall mean, as of any date, the total of all assets minus the total of all liabilities that would be shown on the combined balance sheet of the Companies as of the close of business on such date prepared in accordance with GAAP applied on a basis consistent with the accounting practices and principles set forth on Exhibit "A-1" hereto, and subject to the adjustments set forth on Exhibit "A-2" and Schedule 1.15(g)(iii) hereto.

              (iv) A supplemental closing (the "Supplemental Closing") shall take place for purposes of this subparagraph (g) within five (5) Business Days after the Final Net Worth is determined.

1.16 CAPITAL LOANS.

         On or before the Closing Date, the Stockholders shall pay the outstanding principal and all accrued but unpaid interest on the loans set forth on Schedule 1.16 hereof (the "Capital Loans") in full satisfaction of the Companies' obligations arising out of or relating to the Capital Loans. If the Companies, or any of them, have any liabilities or obligations relating to the Capital Loans as of the Closing, then the Base Price shall be reduced by an amount equal to any remaining outstanding principal and all accrued but unpaid interest on the Capital Loans as of such time unless such loans are paid by the Stockholders at the Closing.

1.17 DISTRIBUTIONS PRIOR TO CLOSING.

         Prior to the Closing Date, (a) the Companies shall declare cash dividends to their respective Stockholders in the aggregate amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) which dividends include, but are not limited to, undistributed retained earnings of the Companies from January 1, 1997 through July 31, 1997 and which dividends shall be paid (on or before the Closing Date) from the Companies as set forth on
Schedule 1.17 hereto; (b) the Companies shall declare dividends to their respective Stockholders in an amount equal to the estimated net income of the Companies from August 1, 1997 through the Closing Date which dividends shall be paid in cash on or before the Closing Date; (c) Kissimmee Toyota shall assign to its Stockholders all of its rights under its Third Party Lease (as defined in Section 2.10 hereof) to acquire fee simple title to the Real Property leased thereunder and (d) Paramount shall assign to its Stockholders all of its rights under its Third Party Lease to acquire fee simple title to the Real Property leased thereunder.

1.18 SATISFACTION OF RELATED PARTY LOANS.

         On the Closing Date, UAG shall make funds available to the Companies in an aggregate amount equal to the unpaid balances as of the Closing Date of the obligations of the Companies set forth on Exhibit "B" hereof (such obligations being referred to herein as the "Assumed Loans"); which funds shall be made available from one or more of the following sources: (i) a capital contribution from Sub, (ii) a loan from UAG or one of its Affiliates or (iii) additional borrowing by the Companies secured by their respective inventory. These additional funds shall be used on the Closing Date to satisfy in full the obligations of the Companies arising out of or relating to the Assumed Loans. The Companies shall make all principal payments with respect to the Assumed Loans from the date hereof through the Closing Date in the ordinary course of business consistent with past practice and shall pay interest on the Assumed Loans prior to the Closing Date.

1.19 EFFECTIVE DATE.

         The obligations of the parties hereunder shall not take effect until the date (the "Effective Date") on which the parties have notified each of the Companies' manufacturers of the proposed transfer of ownership of the Companies as contemplated by this Agreement. The parties agree to cooperate in giving such notice to each of the Companies' manufacturers no later than five (5) Business Days after the date hereof.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                     OF THE COMPANIES AND THE STOCKHOLDERS

         Subject to the parties' agreement and acknowledgment that the Schedules referred to in this Article 2 are to be delivered by the Companies and the Stockholders no later than twenty-five (25) Business Days after the date hereof, the Companies and the Stockholders hereby jointly and severally represent and warrant to UAG and the Merger Subs as follows:

2.1 ORGANIZATION AND GOOD STANDING.

         (a) Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate the properties used in its businesses and to carry on its business as now being conducted.

         (b) The Companies are duly qualified to do business and are in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required. Schedule 2.1 hereto lists
(i) the states and other jurisdictions where the Companies are so qualified and
(ii) the assumed names under which the Companies conduct business.

         (c) Attached to Schedule 2.1 hereto are complete and correct copies of the Companies' Articles of Incorporation and Bylaws (including comparable governing instruments with different names), as amended and presently in effect.

2.2 SUBSIDIARIES.

         Except as set forth on Schedule 2.2 hereto, the Companies do not have any interest or investment in any Person.

2.3 CAPITALIZATION.

         The authorized stock of each of the Companies and the number of shares of capital stock which are issued and outstanding are set forth on Schedule 2.3 hereto. The shares listed on Schedule 2.3 hereto constitute all of the issued and outstanding shares of capital stock of the Companies and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. There is no security, option (other than options that will be terminated prior to Closing), warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Companies or any securities convertible into, or other rights to acquire, any shares of capital stock of the Companies, or (ii) obligates the Companies to grant, offer or enter into any of the foregoing, or
(iii) relates to the voting or control of such capital stock, securities or rights, except as set forth on Schedule 2.3 hereto. The Companies have not agreed to register any securities under the Securities Act of 1933, as amended (the "Securities Act").

2.4 AUTHORITY; APPROVALS AND CONSENTS.

         (a) The Companies have the corporate power and authority to enter into this Agreement and the documents referred to herein (such documents, other than the Leases, herein referred to as the "Documents") to which they are a party and to perform their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of each of the Companies and no other corporate proceedings on the part of the Companies are necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute valid and binding obligations of, each of the Companies, enforceable against the Companies in accordance with their respective terms.

         (b) The execution, delivery and performance by each of the Companies and the Stockholders of this Agreement and the Documents to which it or he is a party and the consummation of the transactions contemplated hereby and thereby do not and will not, except as set forth on Schedule 2.4:

              (i) contravene any provisions of the Articles of Incorporation or Bylaws (including any comparable governing instrument with a different name) of any of the Companies;

              (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any material Company Agreement or require any consent or waiver of any party to any material Company Agreement;

              (iii) result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of any of the Companies (other than the rights of UAG to acquire the Shares pursuant to this Agreement);

              (iv) violate or conflict with any Legal Requirements applicable to any of the Companies or any of their respective businesses or properties; or

              (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority is necessary to be obtained or made by the Companies to enable the Companies to continue to conduct their respective businesses and operations and use their respective properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted.

2.5 FINANCIAL STATEMENTS.

         (a) Attached as Schedule 2.5(a) are true and complete copies of the combined balance sheets of the Dealerships (except Kissimmee Toyota) as of December 31, 1996 and December 31, 1995, and related combined statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, together with the notes thereto and the audit report of independent certified public accountants (the "Company Financial Statements"). The Company Financial Statements are consistent with and in accordance with the books and records of the Dealerships (except Kissimmee Toyota), fairly present the financial position, results of operations, changes in stockholders' equity and cash flows of the Dealerships (except Kissimmee Toyota) as of the dates and for the periods indicated in conformity with GAAP consistently applied during such periods, and can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Dealerships (except Kissimmee Toyota) for federal income tax purposes.

         (b) Attached as Schedule 2.5(b) is the unaudited combined balance sheet of the Companies as of July 31, 1997 (the "Company Balance Sheet"). The Company Balance Sheet has been prepared in accordance with GAAP applied on a basis consistent with the accounting practices and principles set forth on Exhibit "A-1" and subject to the adjustments on Exhibit "A-2".

         (c) Attached as Schedule 2.5(c) are the monthly and year-to-date financial statements of the Companies provided to each of the manufacturers as of and for the periods ended July 31, 1997 and August 31, 1997 (each a "Company Factory Statement" and collectively the "Company Factory Statements"). Each Company Factory Statement has been prepared on a basis consistent with the financial statements previously delivered to the applicable manufacturer by such Company.

Subject to normal year-end adjustments, the books and accounts of the Companies are complete and correct in all material respects and reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of the Companies, except where the failure to so reflect any such items would not be material (either individually or in the aggregate) to the Company with respect to which such item relates.

2.6 ABSENCE OF UNDISCLOSED LIABILITIES.

         The Companies do not have any liabilities of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Section 2.17 and 2.18 hereof or liabilities for Taxes (as defined in Section 2.8 hereof), except for
(i) obligations and liabilities (other than for breach) under any Company Agreement set forth on Schedule 2.15 hereto or under any Company Agreement which is not required to be disclosed on such Schedule, (ii) liabilities reflected or reserved against on the Company Balance Sheet or included or described in the Notes to the Company Financial Statements, (iii) liabilities incurred in the ordinary course of business and consistent with past practice after July 31, 1997 which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, (iv) liabilities disclosed on Schedule 2.6 hereto, and (v) liabilities of a Company not excepted in (i) through (iv) above which, individually and in the aggregate, are not material to such Company.

2.7 ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS.

         (a) Except as set forth on Schedule 2.7(a) hereto or as expressly permitted herein, since December 31, 1996, each Company has operated in the ordinary course of business consistent with past practice and there has not been:

              (i) any change in the assets, properties, business, operations, prospects, net income or financial condition of any of the Companies, and to the Stockholders' and the Companies' knowledge, no factor, event, condition, circumstance or prospective development exists (other than those generally affecting the economy and the retail automobile business in each Company's market) which has had, or can reasonably be expected to have, a Material Adverse Effect;

              (ii) any material loss, damage, destruction or other casualty to the property or other assets of any of the Companies, whether or not covered by insurance;

              (iii) any change in any method of accounting or accounting practice of any of the Companies; or

              (iv) any loss of the employment, services or benefits of any general manager, office manager or any other key employee.

         (b) Since December 31, 1996, except as set forth in Schedule 2.7(b) hereto, the Companies have not:

              (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

              (ii) failed to discharge or satisfy any lien or pay or satisfy any obligation or liability when due (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided;

              (iii) mortgaged, pledged or subjected to any lien any of its property or other assets, except for security interests granted in the ordinary course of business consistent with past practice and mechanics liens and liens for taxes not yet due and payable;

              (iv) sold or transferred any assets or canceled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practice;

              (v) defaulted on and not cured any material obligation;

              (vi) entered into any material transaction, except in the ordinary course of business consistent with past practice;

              (vii) written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof other than (A) such write-downs and write-offs on or before July 31, 1997 that are reflected in the Company Financial Statements or the Company Balance Sheet, and (B) such write-downs and write-offs after July 31, 1997 that will be reflected on the Closing Date Balance Sheet;

              (viii) granted any increase in the compensation or benefits of employees other than increases in accordance with past practice not exceeding 15% and one-time bonuses to certain employees in connection with the transactions contemplated by this Agreement which bonuses shall be reflected on the Closing Date Balance Sheet or entered into any employment or severance agreement or arrangement with any of them;

              (ix) made any individual capital expenditure in excess of $50,000, or aggregate capital expenditures in excess of $500,000, or additions to property, plant and equipment other than ordinary repairs and maintenance;

              (x) discontinued any franchise or the sale of any material products or material product line or program;

              (xi) incurred any obligation or liability for the payment of severance benefits; or

              (xii) entered into any agreement or made any commitment to take any action that, if taken, would cause any of the foregoing warranties in this Section 2.7(b) to be untrue.

2.8 TAXES.

         The Companies have each made a valid election pursuant to Section 1362(a) of the Code, to be an "S Corporation" within the meaning of Section 1361(a)(1) of the Code and have continued to qualify as such for all taxable years since their formation and will continue to so qualify until consummation of the transactions contemplated hereby. No Company has acquired assets of another corporation in a transaction described in Section 381(a) of the Code and no Company has any "net unrealized built-in gain" on which the tax imposed pursuant to Section 1374 of the Code could be imposed upon recognition thereof, except (in each case) as disclosed in Schedule 2.8(a) hereto. The Companies and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with the Companies, any such other corporation, have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by the Companies or any such other corporation. Copies of all tax returns for the fiscal years ended since December 31, 1992 will be furnished or made available to UAG or its representatives and such copies are accurate and complete as of the date hereof. The Companies will also furnish to UAG correct and complete copies of all material notices and correspondence sent or received since December 31, 1994 by the Companies to or from any federal, state or local tax authorities. Except with respect to any "net unrealized built-in gain" set forth on Schedule 2.8(a) hereof, (i) the Companies shall have adequately reserved for the payment of all Taxes with respect to periods ended on or prior to the Closing Date for which tax returns have not yet been filed, (ii) except to the extent reserves therefor are reflected on the Company Balance Sheet, or will be reflected on the Closing Date Balance Sheet, the Companies are not liable, or will not become liable, for any Taxes for any period ending on or prior to the Closing Date and (iii) in the ordinary course, the Companies make adequate provision on their books for the payment of all Taxes (including for the current fiscal period) owed by the Companies. Except as set forth on
Schedule 2.8(b) hereto, the Companies have not been subject to a federal or state tax audit of any kind since December 31, 1992, and no adjustment has been proposed by the Internal Revenue Service ("IRS") with respect to any return for any prior or subsequent year. With respect to the audits referred to on
Schedule 2.8(b) hereto and except as indicated thereon, no such audit has resulted in an adjustment in excess of $25,000. Neither the Companies nor the Stockholders has knowledge of any basis for an assertion of a deficiency for Taxes against the Companies. The Stockholders will cooperate, and will cause their respective Affiliates to cooperate, with the Companies as reasonably requested by UAG in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which the Companies may be liable or with respect to which the Companies may be entitled to a refund.

2.9 LEGAL MATTERS.

         (a) Except as set forth on Schedule 2.9(a) hereto, (i) there is no Claim pending against, or, to the knowledge of the Companies or the Stockholders, threatened against or affecting, the Companies, any ERISA Plan (as defined in Section 2.17(a) hereof) or any of their properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, (ii) nor is any basis known to the Stockholders or the Companies for any such Claims which would be material individually or in the aggregate to any Company, and (iii) the Companies are not subject to any judgment, decree, writ, injunction, ruling or order (collectively, "Judgments") of any governmental, administrative or judicial authority, domestic or foreign. Schedule 2.9(a) hereto identifies each Claim and Judgment disclosed thereon which is fully covered by an insurance policy.

         (b) Except as set forth on Schedule 2.9(b), the business of the Companies is being conducted in compliance with all Legal Requirements applicable to the Companies or their business or properties. The Companies hold, and are in compliance with, all franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Permits") required by all applicable Legal Requirements. A list of all such permits is set forth on Schedule 2.9(b) hereof.

         (c) The Companies own or hold all Permits material to the conduct of their business. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit.

2.10 PROPERTY.

         (a) Set forth on Schedule 2.10(a) hereto is a list of all interests in real property owned by or leased to the Companies, including all real property owned or leased by the Stockholders (directly or indirectly) and used in the businesses of the Companies and of all options or other contracts to acquire any such interest (collectively, the "Real Property"). With respect to any leased Real Property owned by the Stockholders or their Affiliates, there are no defaults by either party under and no state of facts exist which with the giving of notice or the passage of time, or both, would constitute a default under such leases. Except as set forth on Schedule 2.10(a), with respect to any leased Real Property not owned by the Stockholders or any of their Affiliates (the "Third Party Leases"), neither the Companies nor the Stockholders have (i) knowledge of any defaults under such leases, (ii) received notice of any defaults by any parties under such leases or (iii) any knowledge of any state of facts which with the giving of notice or the passage of time, or both, would constitute a default under such leases. True and correct copies of all leases relating to the Real Property, together with any amendments and modifications thereto, are attached as Schedule 2.10(b).

         (b) Except as set forth on Schedule 2.10(b), (i) to the knowledge of the Stockholders and the Companies all improvements to the Real Property ("Improvements") and all machinery, equipment and other tangible property owned or used by or leased to the Companies are fit for the particular purposes for which they are used by the Companies, (ii) such tangible properties and all Improvements owned or leased by the Companies conform in all material respects with all applicable Legal Requirements, (iii) to the knowledge of the Stockholders and the Companies, such Improvements do not encroach in any respect on property of others, (iv) to the knowledge of the Companies and the Stockholders there are no material latent defects with respect to the Improvements, (v) to the actual knowledge of the Stockholders and the Companies the Real Property is currently zoned to permit the conduct of the respective businesses of the Companies as presently conducted, (vi) no certificate of occupancy issued with respect to the Improvements contains any materially adverse special conditions or restrictions, (vii) to the knowledge of the Companies and the Stockholders, all utilities servicing the Real Property and the Improvements are provided by publicly-dedicated utility lines and are located within public rights-of-way and do not cross or encumber any private land and (viii) no written notice (and, to the knowledge of the Stockholders and the Companies, no oral notice) of any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain has been given to the Companies or the Stockholders with respect to the Real Property.

         (c) All surveys, title binders, title policies and copies of any exceptions to title relating to the Real Property or Improvements, copies of certificates of occupancy with respect to the Improvements, and any written verification from zoning authorities that the Real Property and Improvements are currently zoned for the businesses as currently conducted by the Companies and that any conditions to zoning have been met, which in each case are in the possession of any Company or any Stockholder, will be furnished to UAG within twenty-five (25) Business Days after the date hereof.

         (d) To the actual knowledge of the Stockholders and the Companies, the Real Property and Improvements owned by the Stockholders or their Affiliates are owned in fee simple, free and clear of all Liens, claims and encumbrances, except those disclosed in Schedule 2.10(d), none of which currently or, to the knowledge of the Stockholders or their Affiliates, in the future will materially affect the use of such Real Property or such Improvements for the conduct of the respective businesses of the Companies as presently conducted. Except as set forth on Schedule 2.10(d), (i) no assessments have been made against any portion of the Real Property which are unpaid (except ad valorem taxes for the current year that are not yet due and payable), whether or not they have become Liens and (ii) to the knowledge of the Stockholders and the Companies, there are no disputes concerning the location of the lines and corners of the Real Property. No one has been granted any right to purchase or lease such Real Property or Improvements other than pursuant to the existing leases in favor of the Companies, which are to be terminated at the Closing by agreement between the parties and pursuant to which the owners shall acknowledge that there are no defaults under any such leases and that the Companies have no liability arising out of or relating to such leases.

2.11 ENVIRONMENTAL MATTERS.

         (a) Except as set forth on Schedule 2.11(a) hereto, (i) the Companies, the Real Property, the Improvements and any property formerly owned, occupied or leased by the Companies are in compliance with all Environmental Laws, (ii) the Companies have obtained all Environmental Permits, (iii) such Environmental Permits are in full force and effect, and (iv) the Companies are in compliance with all terms and conditions of such Environmental Permits.

         (b) The Companies and the Stockholders have not violated, done or suffered any act which could give rise to liability under, and are not otherwise exposed to liability under, any Environmental Law. No event has occurred with respect to the Real Property, the Improvements or any property formerly owned, occupied or leased by the Companies, which, with the passage of time or the giving of notice, or both, would constitute a violation of or non-compliance with any applicable Environmental Law. The Companies have no contingent liability under any Environmental Law. There are no liens under any Environmental Law on the Real Property.

         (c) Except as set forth on Schedule 2.11(c) hereto, (i) neither the Companies, the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased by the Companies, nor, to the knowledge of the Companies or the Stockholders, any property adjacent to the Real Property is being used or has been used for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site and there has been no spill, release or, to the knowledge of the Companies or the Stockholders, migration of any Hazardous Materials on or under the Real Property that could reasonably be expected to give rise to liability (provided, however, that certain petroleum products and other Hazardous Materials are stored and handled on the Real Property in the ordinary course of the Companies' business in compliance with all Environmental Laws), (ii) none of the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased by the Companies has been subject to investigation by any governmental authority evaluating the need to investigate or undertake Remedial Action at such property, and (iii) none of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Companies, or, to the knowledge of the Companies or the Stockholders, any site or location where the Companies sent waste of any kind, is identified on the current or proposed (A) National Priorities List under 40 C.F.R. 300 Appendix B, (B) Comprehensive Environmental Response Compensation and Liability Inventory System list, or (C) any list arising from any statute analogous to CERCLA.

         (d) Except as set forth on Schedule 2.11(d) hereto, there have been and are no (i) aboveground or underground storage tanks, subsurface disposal systems, or wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters, (ii) friable asbestos or asbestos containing materials, (iii) polychlorinated biphenyls ("PCB") or PCB-containing equipment, including transformers, (iv) in-ground hydraulic lifts, or (v) to the knowledge of the Stockholders and the Companies, wetlands (as defined under any Environmental Law) located within any portion of the Real Property, nor have any Liens been placed upon any portion of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Companies in connection with any actual or alleged liability under any Environmental Law.

         (e) Except as set forth on Schedule 2.11(e) hereto, (i) there is no pending or, to the knowledge of the Stockholders and the Companies, threatened claim, litigation, or administrative proceeding, or known prior claim, litigation or administrative proceeding, arising under any Environmental Law involving the Companies, the Real Property, the Improvements, any property formerly owned, leased or occupied by the Companies, any offsite contamination affecting the business of the Companies or any operations conducted at the Real Property, (ii) there are no ongoing negotiations with or agreements with any governmental authority relating to any Remedial Action or other environmentally related claim, (iii) the Companies have not submitted notice pursuant to Section 103 of CERCLA or analogous statute or notice under any other applicable Environmental Law reporting a release of a Hazardous Material into the environment, and (iv) the Companies have not received any notice, claim, demand, suit or request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law, nor to the knowledge of the Stockholders and the Companies, has any other entity whose liability therefor, in whole or in part, may be attributed to the Companies, received such notice, claim, demand, suit or request for information.

         (f) The Stockholders and the Companies will provide to UAG, within twenty-five (25) Business Days after the date hereof, all environmental studies and reports in their possession and will advise UAG of any environmental studies and reports known to them but not in their possession pertaining to the Real Property, the Improvements, the Companies and any property formerly owned, occupied or leased by the Companies, and will permit the testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property, and the Improvements, by UAG or UAG's agents or experts as they deem necessary or appropriate to confirm the condition of such properties, provided that (i) such testing will not unreasonably interfere with any Company's use of the Real Property or Improvements in the operation of the business and (ii) UAG will indemnify the Companies from any damage or loss caused by UAG's representatives while conducting such testing.

2.12 INVENTORIES.

         Except as set forth on Schedule 2.12 and Exhibit "A-1", the values at which inventories are carried on the Company Financial Statements reflect the normal inventory valuation policies of the Companies, and such values are in conformity with GAAP consistently applied. The values at which inventories will be carried on the Closing Date Balance Sheet will be in accordance with GAAP applied on a basis consistent with the accounting practices and principles set forth on Exhibit "A-1" hereto, and subject to the adjustments set forth on Exhibit "A-2" hereto.

2.13 ACCOUNTS RECEIVABLE.

         Except as set forth on Schedule 2.13, all accounts receivable reflected on the Company Financial Statements are, and all accounts receivable that will be or will have been reflected on the Closing Date Balance Sheet will have arisen in the ordinary course of business and are not, and will not be, subject to any material defenses, setoffs or counterclaims other than (i) normal cash discounts accrued in the ordinary course of business and (ii) any allowances for bad debts reflected on such statements.

2.14 INSURANCE.

         All material properties and assets of the Companies which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner reasonable in light of the risks attendant to the businesses and activities in which the Companies are engaged and customary for companies engaged in similar businesses or owning similar assets. Set forth on Schedule 2.14 hereto is a list and brief description (including the name of the insurer, the type of coverage provided, the amount of the annual premium for the current policy period, the amount of remaining coverage and deductibles and the coverage period) of all policies for such insurance and the Companies have made or will make available to UAG true and complete copies of all such policies. All such policies are in full force and effect, are underwritten by financially secure insurers, and are sufficient for all applicable requirements of law. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Companies.

2.15 CONTRACTS; ETC.

         Set forth on Schedule 2.15 hereto is a complete and accurate list of each Company Agreement which is material to the business, operations, assets or financial condition of any of the Companies. True and complete copies of all written Company Agreements referred to on Schedule 2.15 and Schedule 2.10 hereto, exclusive of individual vehicle titles and/or manufacturer's certificates of origin and floor plan liens applicable to individual vehicles, have been or will be delivered or made available to UAG, and the Companies have provided or will provide UAG with accurate and complete written summaries of all such Company Agreements which are unwritten. Except as set forth on
Schedule 2.15, the Companies are not, nor, to the knowledge of the Companies and the Stockholders is, any other party thereto, in breach of or default under any Company Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Company Agreement or result in the creation of any Lien upon, or any Person obtaining any right to acquire, any properties, assets or rights of the Companies. There are no material unresolved disputes involving the Companies under any Company Agreement.

2.16 LABOR RELATIONS.

         (a) The Companies have paid or made provision for the payment of all salaries and accrued wages and have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and have withheld and paid to the appropriate governmental authority, or are holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of their employees.

         (b) Except as set forth on Schedule 2.16(b) hereto, (i) none of the Companies is a party to any (A) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission, (B) agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law), or (C) collective bargaining agreement or other labor union contract applicable to persons employed by the Companies, (ii) neither the Stockholders nor the Companies have any knowledge of any activities or proceedings of any labor union to organize any such employees and (iii) the Companies have not breached or otherwise failed to comply with any such agreements (the "Employment or Labor Agreements"). Within twenty-five (25) Business Days after the date hereof, the Companies will furnish to UAG complete and correct copies of all the Employment and Labor Agreements.

         (c) Except as set forth on Schedule 2.16(c), (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Stockholders' or the Companies' knowledge, threatened, against or affecting the Companies, and the Companies have not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Companies during the two-year period preceding the date hereof, (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Companies, (iv) there are no charges with respect to or relating to the Companies pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, (v) the Companies have not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of any unresolved claim involving the Companies and, to the knowledge of the Companies, no such investigation is in progress and (vi) the consents of the unions that are parties to any Employment and Labor Agreements are not required to complete the transactions contemplated by this Agreement and the Documents.

         (d) The Companies have never caused any "plant closing" or "mass layoff" as such actions are defined in the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. " 2101-2109, and the regulations promulgated therein.

2.17 EMPLOYEE BENEFIT PLANS.

         (a) Set forth on Schedule 2.17(a) hereto is a true and complete list of:

              (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Companies or to which the Companies are required to make contributions ("Pension Benefit Plan"); and

              (ii) each employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained by the Companies or to which the Companies are required to make contributions ("Welfare Benefit Plan").

Within twenty-five (25) Business Days after the date hereof, true and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") will be delivered to or made available to UAG together with, as applicable with respect to each such ERISA Plan, copies of trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Code, and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

         (b) With respect to the ERISA Plans, except as set forth on Schedule 2.17(b):

              (i) there is no ERISA Plan which is a "multiemployer" plan as that term is defined in Section 3(37) of ERISA ("Multiemployer Plan");

              (ii) no event has occurred or (to the knowledge of the Companies or the Stockholders) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code;

              (iii) each ERISA Plan since its inception has complied in all material respects with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500s (or 5500-C or 5500-R) and predecessors thereof; and

              (iv) no ERISA Plan is liable for any federal, state, local or foreign Taxes.

         (c) Except as set forth on Schedule 2.17(c), each Pension Benefit Plan intended to be qualified under Section 401(a) of the Code:

              (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

              (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

              (iii) is not currently under investigation, audit or review by the IRS and (to the knowledge of the Companies and the Stockholders) no such action is contemplated or under consideration and the IRS has not asserted that any such Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under such a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

         (d) Except as set forth on Schedule 2.17(d), with respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and each defined contribution plan under Section 414(i) of the Code:

              (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Companies since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

              (ii) the PBGC has not notified the Companies or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

              (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Companies or the Stockholders) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

              (iv) no Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

              (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (A) no liability under Title IV of ERISA would be incurred by the Companies and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

         (e) With respect to each Pension Benefit Plan, Schedule 2.17(e) contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

         (f) The approximate aggregate of the amounts of contributions by the Companies to be paid or accrued under ERISA Plans for the current fiscal year is set forth on Schedule 2.17(f) (the "Aggregate ERISA Contributions"), and the Aggregate ERISA Contributions for the current fiscal year are not expected to exceed the total amount set forth on Schedule 2.17(f). To the extent required in accordance with GAAP, the Company Financial Statements reflect in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Companies under the ERISA Plans as of the date of each such Company Financial Statement.

         (g) With respect to any Multiemployer Plan (1) the Companies have not, since their formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (2) there is no withdrawal liability of the Companies under any Multiemployer Plan, computed as if a "complete withdrawal" by the Companies had occurred under each such Plan as of December 31, 1996; and (3) the Companies have not received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

         (h) With respect to the Welfare Benefit Plans:

              (i) there are no liabilities of the Companies under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

              (ii) no material claims for benefits are in dispute or litigation.

2.18 OTHER BENEFIT AND COMPENSATION PLANS OR ARRANGEMENTS.

         (a) Set forth on Schedule 2.18(a) hereto is a true and complete list of:

              (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Companies maintain or are required to make contributions to;

              (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former officer, director or consultant of the Companies pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement); and

              (iii) each employee of the Companies whose aggregate compensation for the fiscal year ended December 31, 1996 exceeded $75,000. Within twenty-five (25) Business Days after the date hereof, there will be provided or made available to UAG (A) true and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.18(a) ("Compensation Commitments") together with, where prepared by or for the Companies, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commit ment for the last three years and (B) an accurate and complete written summary with respect to any Compensation Commitment which is unwritten.

         (b) Except as set forth on Schedule 2.18(b), each Compensation
Commitment:

              (i) since its inception, has been operated in all material respects in accordance with its terms;

              (ii) is not currently under investigation, audit or review by the IRS or any other federal or state agency and (to the knowledge of the Companies or the Stockholders) no such action is contemplated or under consideration;

              (iii) has no liability for any federal, state, local or foreign Taxes;

              (iv) has no claims subject to dispute or litigation;

              (v) complies in all respects with all applicable requirements, if any, of the Code; and

              (vi) has operated since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

2.19 TRANSACTIONS WITH INSIDERS.

         Set forth on Schedule 2.19 hereto is a complete and accurate description of all material transactions between the Companies or any ERISA Plan, on the one hand, and any Insider, on the other hand, that have occurred since January 1, 1996. For purposes of this Agreement:

              (i) the term "Insider" shall mean the Stockholders, any director or officer of any of the Companies, and any Affiliate, Associate or Relative of any of the foregoing persons;

              (ii) the term "Associate" with respect to any person means (A) any corporation, partnership, joint venture or other entity of which such person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of 30% or more of (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise, and (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

              (iii) a "Relative" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person.

2.20 PROPRIETY OF PAST PAYMENTS.

         Except as provided in Schedule 2.20, no funds or assets of the Companies have been used for illegal purposes; no unrecorded funds or assets of the Companies have been established for any purpose; no accumulation or use of the Companies' corporate funds or assets has been made without being properly accounted for in the respective books and records of the Companies; all payments by or on behalf of the Companies have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of the Companies for any reason; no payment has been made by or on behalf of the Companies with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Companies have not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Except as provided in
Schedule 2.20, neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by the Companies of, or alleged to be of, the type described in this Section 2.20.

2.21 INTEREST IN COMPETITORS.

         Except as set forth on Schedule 2.21, neither the Companies nor the Stockholders, nor any of their Affiliates, have any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person, so long as such holder has no other connection or relationship with such Person) or otherwise, directly or indirectly, in any Person other than the Companies that is engaged in the retail sale or servicing of automobiles or light duty trucks.

2.22 BROKERS.

         Neither the Companies, nor any director, officer or employee thereof, nor the Stockholders or any representative of the Stockholders, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

2.23 ACCOUNTS.

         Schedule 2.23 hereof correctly identifies each bank account maintained by or on behalf or for the benefit of the Companies and the name of each person with any power or authority to act with respect thereto.

2.24 DISCLOSURE.

         To the knowledge of the Stockholders or the Companies, neither the Companies nor the Stockholders have made any material misrepresentation to UAG relating to the Companies or the Shares or the Real Property or Improvements and neither the Companies nor the Stockholders have omitted to state to UAG any material fact relating to the Companies or the Shares or the Real Property or Improvements which is necessary in order to make the information given by or on behalf of the Companies or the Stockholders to UAG not misleading. To the knowledge of the Companies and the Stockholders, no fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect, which has not been disclosed in the Company Financial Statements or the Schedules to this Agreement (other than those generally affecting the economy and the retail automobile business in each Company's market).


                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS

         Subject to the parties' agreement and acknowledgment that the Schedules referred to in this Article 3 are to be delivered by the Stockholders no later than twenty-five (25) Business Days after the date hereof, each Stockholder hereby represents and warrants to UAG and the Merger Subs as follows:

3.1 OWNERSHIP OF SHARES; TITLE.

         Such Stockholder is the owner of record and beneficially of the number of Shares indicated on Schedule 3.1 hereof and has, and shall transfer to the Merger Subs at the Closing, good and marketable title to such Shares, free and clear of any and all security interests, pledge agreements, Liens, proxies and voting or other agreements except restrictions on transfer imposed by applicable federal and state securities laws and under the Company Agreements with manufacturers set forth on Schedule 2.4.

3.2 AUTHORITY.

         (a) Such Stockholder has all requisite power and authority and full legal capacity and is competent to execute, deliver and perform this Agreement and the Documents to which such Stockholder is a party and to consummate the transactions contemplated hereby and thereby (including the disposition of such Stockholder's Shares to the Merger Subs as contemplated by this Agreement). This Agreement has been duly executed and delivered by such Stockholder and constitutes, and each of the Documents to which such Stockholder is a party when executed and delivered by such Stockholder will constitute, a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

         (b) Except as set forth on Schedule 3.2, the execution, delivery and performance of this Agreement and the Documents by such Stockholder and the consummation of the transactions contemplated hereby and thereby do not and will not:

              (i) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any material contract, agreement, commitment, understanding, arrangement or restriction to which such Stockholder is a party or to which such Stockholder or any of such Stockholder's assets are subject;

              (ii) violate or conflict with any Legal Requirements applicable to such Stockholder or any of such Stockholder's businesses or properties; or

              (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.


                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                           OF UAG AND THE MERGER SUBS

         Subject to the parties' agreement and acknowledgment that the Schedules referred to in this Article 4 are to be delivered by UAG and the Merger Subs no later than twenty-five (25) Business Days after the date hereof, UAG and the Merger Subs hereby jointly and severally represent and warrant to the Companies and the Stockholders as follows:

4.1 ORGANIZATION AND GOOD STANDING.

         (a) UAG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted.

         (b) UAG is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of UAG and the Merger Subs would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect on UAG.

         (c) UAG has made available to the Stockholders complete and correct copies of its charter and bylaws, as amended and presently in effect.

4.2 MERGER SUBS.

         Each Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate the properties and assets used in its business and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required. All of the outstanding shares of capital stock of each of the Merger Subs have been validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights or of any federal or state securities law.

4.3 CAPITALIZATION.

         The authorized stock of UAG and the number of shares of capital stock which are issued and outstanding are set forth on Schedule 4.3 hereto. The shares listed on Schedule 4.3 hereto constitute all the issued and outstanding shares of capital stock of UAG and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof.

4.4 SEC FILINGS.

         UAG has heretofore made available to the Stockholders UAG's Form 10-K for the period ending December 31, 1996 and UAG's Form 10-Q for the period ending June 30, 1997 (the "SEC Filings"). As of their respective dates, the SEC Filings did not (and any filings by UAG pursuant to the Securities Exchange Act of 1934, as amended, between the date hereof and the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.5 AUTHORITY; APPROVALS AND CONSENTS.

         (a) UAG and the Merger Subs have the corporate power and authority to enter into this Agreement and the Documents to which they are a party and to perform their obligations hereunder and thereunder. At the time of the Closing, the execution, delivery and performance of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby will have been duly authorized and approved by the Board of Directors of UAG and the Merger Subs and no other corporate proceedings on the part of UAG or the Merger Subs will be necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute a valid and binding obligation of, UAG and the Merger Subs, enforceable against UAG and the Merger Subs in accordance with their respective terms.

         (b) Except as set forth on Schedule 4.5 hereto, the execution, delivery and performance by UAG and the Merger Subs of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

              (i) contravene any provisions of the Certificate of Incorporation or Bylaws of UAG or the Merger Subs;

              (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any UAG Agreement (as defined below) or require any consent or waiver of any party to any UAG Agreement;

              (iii) result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of UAG or the Merger Subs;

              (iv) violate or conflict in any material respect with any Legal Requirements applicable to UAG or the Merger Subs or their respective businesses or properties; or

              (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

As used in this Agreement, the term "UAG Agreement" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, to which UAG or the UAG Subsidiaries is a party or by which UAG or the UAG Subsidiaries or any of their assets or properties may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing, and which involve receipts or payments by UAG or UAG Subsidiaries which exceed $500,000 per year. "UAG Subsidiary" shall mean any corporation or other entity in which UAG, directly or indirectly, owns beneficially securities representing 50% or more of (i) the aggregate equity or profit interests or (ii) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise.

4.6 DISCLOSURE.

         To the knowledge of UAG, neither UAG nor the Merger Subs has made any material misrepresentation to the Companies or the Stockholders relating to this Agreement and neither UAG nor the Merger Subs has omitted to state to the Companies or the Stockholders any material fact relating to this Agreement which is necessary in order to make the information given by or on behalf of UAG or the Merger Subs to the Companies or the Stockholders or their representatives at or prior to Closing not misleading. To the knowledge of UAG, no fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect on UAG, which has not been disclosed to the Stockholders or disclosed in the SEC Filings.

4.7 BROKERS.

         Neither UAG nor any UAG Subsidiary, nor any director, officer or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

4.8 REORGANIZATION CLASSIFICATION; CERTAIN TAX REPRESENTATIONS.

         UAG represents and warrants to the Stockholders as follows:

         (a) at the Effective Time, UAG will own all the stock of each Merger Sub. No Merger Sub will issue any of its stock in the Mergers;

         (b) at the Effective Time, UAG will have no plan or intention to lose control, within the meaning of Section 368(c) of the Code, of any Merger Sub after the Mergers occur;

         (c) at the Effective time, UAG will have no plan or intention to (i) liquidate any Merger sub, (ii) merger any Merger Sub with or into another corporation, (iii) sell or otherwise dispose of the stock of any Merger Sub,
(iv) cause any Merger Sub to sell or otherwise dispose of any of its assets, including assets of the Companies acquired in the Mergers, except for dispositions in the ordinary course of business and transfers described in
Section 368(a)(2)(C) of the Code or (v) reacquire any UAG Common Stock issued in the Mergers;

         (d) neither UAG nor any Merger Sub is an investment company as defined by Section 368(a)(2)(F)(iii) and (iv) of the Code;

         (e) the acquisition of the Companies and the use of UAG Common Stock in the acquisition have a valid business purpose; and

         (f) at the Effective Time, UAG and Merger Subs plan to continue the historic business of each Company, or to use a significant portion of each Company's business assets in a business, following the Mergers.

                                   ARTICLE 5
                      COVENANTS AND ADDITIONAL AGREEMENTS

5.1 ACCESS; CONFIDENTIALITY.

         (a) Between the date hereof and the earlier of termination of this Agreement or the Closing Date, the Stockholders and the Companies will (i) provide to the officers and other authorized representatives of UAG and the Merger Subs full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Companies and will cause their officers to furnish to UAG and the Merger Subs and their authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of the Companies, and (ii) make available for inspection and copying by UAG and the Merger Subs true and complete copies of any documents relating to the foregoing. UAG and the Merger Subs will hold (and will cause their officers, directors, employees and representatives to hold) in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) and will not disclose the same to any third party except in connection with obtaining financing and otherwise as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of UAG and the Merger Subs, but only if each third party agrees to be bound by the restrictions in this Section 5.1. If this Agreement is terminated, UAG and the Merger Subs will promptly return to the Companies, upon the request of the Companies, all Confidential Information furnished by the Companies and the Stockholders to UAG or the Merger Subs, including all copies thereof. As used herein, "Confidential Information" shall mean all information concerning the Companies obtained by UAG or the Merger Subs from the Companies in connection with the transactions contemplated by this Agreement, except information (x) ascertainable or obtained from public information, (y) received from a third party not employed by or otherwise affiliated with the Companies or (z) which is or becomes known to the public, other than through a breach by UAG or the Merger Subs of this Agreement.

         (b) After the Closing, UAG shall provide the Stockholders and their authorized representatives access during normal business hours to the books, records and other information relating to the Companies and their businesses to the extent reasonably requested by the Stockholders in connection with the Net Worth Adjustment under Section 1.15 and the tax returns, audits and examinations referenced in Section 5.16. The Stockholders and the Companies will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process, or, in the opinion of their counsel, by other requirements of law) all UAG Confidential Information (as defined below) and will not disclose the same to any third party except as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby. If this Agreement is terminated, the Stockholders will promptly return to UAG, upon the reasonable request of UAG, all UAG Confidential Information furnished by UAG and held by the Stockholders, including all copies thereof. As used herein, "UAG Confidential Information" shall mean all information concerning UAG or any of its Affiliates

(including the Dealerships after the Closing Date) obtained by the Stockholders and the Companies in connection with the transactions contemplated by this Agreement or pursuant to the provisions hereof, except information (x) ascertained or obtained from public information, (y) received from a third party not employed or otherwise affiliated with UAG or (z) which is or becomes known to the public, other than through a breach by the Stockholders and the Companies of this Agreement.

5.2 FURNISHING INFORMATION; ANNOUNCEMENTS.

         The Stockholders and the Companies, on the one hand, and UAG and the Merger Subs, on the other hand, will, as soon as practicable after reasonable request therefor, furnish to the other all the information concerning the Stockholders and the Companies or UAG and the Merger Subs, respectively, required for inclusion in any statement or application made by UAG or the Companies to any governmental or regulatory body or in connection with obtaining any third party consent in connection with the transactions contemplated by this Agreement. Neither the Stockholders nor the Companies, on the one hand, nor UAG nor the Merger Subs, on the other hand, or any representative thereof, shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by law (including federal or state securities laws) as determined by such party's counsel in its sole discretion.

5.3 ANTITRUST IMPROVEMENTS ACT COMPLIANCE.

         UAG and the Merger Subs and the Stockholders and the Companies, as applicable, shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed by the respective "ultimate parent" entities under the H-S-R Act, and the rules and regulations promulgated thereunder, with respect to the transactions contemplated herein. The parties shall use their best efforts to make such filings promptly, to respond to any requests for additional information made by either of such agencies, to cause the waiting periods under the H-S-R Act to terminate or expire at the earliest possible date and to resist vigorously, at their respective cost and expense (including, without limitation, the institution or defense of legal proceedings), any assertion that the transactions contemplated herein constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated herein; provided, however, that if UAG or the Stockholders shall determine after issuance of any preliminary injunction that continuing such resistance is not in its or their best interests, UAG or the Stockholders, as the case may be, may, by written notice to the other party, terminate this Agreement with the effect set forth in Section 8.2 hereof.

5.4 CERTAIN CHANGES AND CONDUCT OF BUSINESS.

         (a) From and after the date of this Agreement and until the Closing Date, the Companies shall, and the Stockholders shall cause the Companies to, conduct their businesses in the ordinary course consistent with past practices and, without the prior written consent of

UAG, which consent shall not be unreasonably withheld, neither the Stockholders nor the Companies will, except as required or permitted pursuant to the terms hereof, permit any of the Companies to:

              (i) make any material change in the conduct of its business and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

              (ii) make any change in its Articles of Incorporation or Bylaws (including any comparable governing instrument with a different name), issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

              (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, (B) issue any securities convertible or exchangeable for debt securities of the Company, or (C) issue any options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company or any security convertible into or exchangeable for such debt securities;

              (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except transactions pursuant to existing contracts set forth in Schedule 2.15 hereto and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

              (v) subject any of its assets, or any part thereof, to any Lien or suffer such to be imposed other than such Liens as may arise in the ordinary course of business consistent with past practices which will not have, or cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

              (vi) declare, set aside or pay any dividends or other distributions (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock (other than distributions pursuant to Section 1.17 hereof) or redeem (other than as permitted pursuant to Section 1.17 hereof), retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

              (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

              (viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except, in each case, in accordance with pre-existing contractual provisions or consistent with past practices;

              (ix) make or commit to make any individual capital expenditure in excess of $50,000, or aggregate capital expenditures in excess of $150,000;

              (x) pay, loan or advance (other than in the ordinary course of business consistent with past practices) any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of their Affiliates;

              (xi) guarantee any indebtedness for borrowed money or any other obligation of any other Person, other than in the ordinary course of business consistent with past practice;

              (xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by the Companies (or on behalf of the Companies) on the date hereof;

              (xiii) make any loan, advance or capital contribution to or investment in any Person;

              (xiv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

              (xv) settle, release or forgive any material claim or litigation or waive any material right;

              (xvi) make, enter into, modify or amend in any material respect or terminate any material commitment, other than in the ordinary course of business consistent with past practice;

              (xvii) take any other action that would cause any of the representations and warranties made by any of the Companies or the Stockholders in this Agreement not to remain materially true and correct; or

              (xviii) commit to take any action that, if taken, would cause any of the foregoing covenants in this Section 5.4(a) to be violated.

         (b) From and after the date hereof and until the Closing Date, the Stockholders and the Companies will cause each of the Companies to use its reasonable best efforts to:

              (i) continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for their current use;

              (ii) comply with all applicable Environmental Laws;

              (iii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against the Company unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

              (iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

              (v) preserve its business organization intact and continue to maintain existing business relationships with suppliers, customers and others with whom business relationships exist other than relationships that are, at the same time, not economically beneficial to it; and

              (vi) continue to conduct its business in the ordinary course consistent with past practices.

         (c) From and after the date of this Agreement and until the Closing Date, the Stockholders shall not, except with the prior written consent of UAG (which consent shall not be unreasonably withheld) and except as required or permitted pursuant to the terms hereof:

              (i) make any material change to the Real Property or the Improvements;

              (ii) subject the Real Property or the Improvements, or any part thereof, to any new Lien or suffer such to be imposed other than Liens for real estate Taxes and assessments not yet due;

              (iii) take any other action that would cause any of the representations or warranties made by the Stockholders or the Companies in this Agreement not to remain materially true and correct; or

              (iv) commit to take any action that, if taken, would cause any of the foregoing covenants in this Section 5.4(c) to be violated.

5.5 NO INTERCOMPANY PAYABLES OR RECEIVABLES.

         Except as set forth on Schedule 5.5, at the Closing there will be no intercompany payables or intercompany receivables due and/or owing between the Stockholders and their Affiliates (other than the Companies) on the one hand, and the Companies, on the other hand (except for the loans set forth on Exhibit "B" hereto which loans shall be satisfied in full on the Closing Date pursuant to Section 1.18 hereof) and amounts due or to become due under the Lease.

5.6 NEGOTIATIONS.

         Until the earlier of 120 days from the date hereof or the termination of this Agreement, neither the Stockholders, nor the Companies, nor their officers, directors, employees, advisors, agents, representatives or Affiliates nor anyone acting on behalf of the Stockholders, the Companies, or such Persons, shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than UAG or its representatives) concerning any merger, sale of assets (other than in the ordinary course of business), liquidation, purchase or sale of shares of capital stock or similar transaction involving any of the Companies. The Stockholders shall promptly communicate to UAG any inquiries or communications concerning any such transaction (including the identity of any person making such inquiry or communication) which the Companies or the Stockholders may receive or of which any of such parties may become aware.

5.7 CONSENTS; COOPERATION.

         Subject to the terms and conditions hereof, the Stockholders and the Companies and UAG and the Merger Subs will use their respective commercially reasonable efforts at their own expense:

              (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for
    (A) the consummation of the transactions contemplated by this Agreement,
    (B) the ownership or leasing and operating after the Closing by the Companies of all of their material properties and (C) the conduct after the Closing by the Companies of their respective businesses as conducted by them on the date hereof;

              (ii) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby and thereby; and

              (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

5.8 ADDITIONAL AGREEMENTS.

         Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to satisfy any condition hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement. The Stockholders and the Companies agree to execute and deliver any and all documents that the respective manufacturers typically require a selling dealer to execute in connection with the transfer of a dealership. In case at any time after the Closing any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the Stockholders and the proper officers of the Companies shall take all such reasonably necessary action.

5.9 INTERIM FINANCIAL STATEMENTS.

         Within fifteen (15) days after the end of each calendar month after the date of this Agreement and continuing until the Closing Date, the Companies will deliver to UAG the most recent monthly and year-to-date financial statements provided to their respective manufacturers. All such statements shall present the financial position and results of operations of the Companies as of the date and for the periods indicated and shall be prepared on a basis consistent with the Company Factory Statements.

5.10 NOTIFICATION OF CERTAIN MATTERS.

         Between the date hereof and the Closing, each party to this Agreement will give prompt notice in writing to the other parties hereto of: (i) any information that indicates that any representation or warranty of such party contained herein was not true and correct as of the date hereof, (ii) the occurrence of any event which could result in the failure to satisfy a condition specified in Article 6 or Article 7 hereof, as applicable, (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connec tion with the transactions contemplated by this Agreement, and (iv) in the case of the Stockholders and the Companies, any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any material Company Agreement. Each of D. Young, A. Young, W. Young and Anderson shall (x) promptly advise UAG of any event of which he has knowledge that has, or could reasonably be expected to have, a Material Adverse Effect, (y) confer on a regular basis with one or more designated representatives of UAG to report operational matters and to report the general status of ongoing operations, and (z) notify UAG of any emergency or other change in the normal course of business or in the operation of the properties of the Companies and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving the Companies or any of their assets or operations, and will keep UAG fully informed of such events and permit UAG's representatives access to all materials prepared in connection therewith. Each Stockholder shall give prompt notice to UAG of any notice or other communication from any third person asserting any right, title or interest in any of the Shares held by the Stockholder (including, without limitation, any threat to commence, or notice of the commencement of any action or other proceeding with respect to any of such Shares) or the occurrence of any other event of which the Stockholder has knowledge which could result in any failure to consummate the sale of the Stockholder's Shares as contemplated hereby.

5.11 ASSURANCE BY THE STOCKHOLDERS.

         Each Stockholder agrees to comply with the Stockholder's covenants set forth in this Agreement, and each Stockholder (other than the Trusts) shall, to the extent feasible, use the Stockholder's commercially reasonable efforts to cause each Company in which the Stockholder holds shares to comply with its covenants set forth in this Agreement.

5.12 STOCKHOLDER VOTE; NO APPRAISAL RIGHTS.

         Each Stockholder covenants and agrees (a) to vote all of the stock of the Companies held by him in favor of the Mergers and the other transactions contemplated by this Agreement; (b) that such Stockholder shall not demand appraisal of the fair value of any of his or its shares of Companies' stock or otherwise exercise any dissenter's rights pursuant to Sections 23-1-44-1 to 23-1-44-20 of the IBCL or any other applicable statute; and (c) that such Stockholder shall not, without the prior written consent of UAG, transfer any of such Stockholder's shares of the Companies' stock.

5.13 NON-INTERFERENCE.

         After the Closing Date and for a period of five (5) years thereafter, each Stockholder agrees, and each Stockholder shall cause its Affiliates, not to knowingly interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Companies or any customer, supplier, manufacturer, distributor, consultant, independent contractor or employee of the Companies or the Merger Subs and not to solicit or hire any employee of the Companies or the Merger Subs unless such employee has already terminated his or her employment with the Companies or the Merger Subs.

5.14 PERSONAL GUARANTEES.

         UAG will use commercially reasonable efforts to cause the Stockholders to be released as of the Closing Date from any and all personal guarantees of any loans, leases or other indebtedness of the Companies and any personal guarantees of the obligations of the Companies under the Third Party Leases set forth on Schedule 2.10 hereof (collectively, the "Personal Guarantees"). In the event that any of the Personal Guarantees are not released by the Closing Date, UAG will indemnify and hold the Stockholders harmless from any loss with respect to the Personal Guarantees which arises after the Closing Date. Notwithstanding anything in this Section 5.14 to the contrary, UAG shall not be required to cause the Stockholders to be released from or indemnify the Stockholders for any loss with respect to any Personal Guarantees for any loans or other indebtedness relating to the Real Property owned by the Stockholders or their Affiliates as of the Closing Date.

5.15 DISTRIBUTIONS.

         The distributions to be made by the Companies pursuant to Section 1.17 hereof shall be made prior to the Closing Date, except for distributions of cash which may be made on or before the Closing Date.

5.16 TAXES.

         (a) The parties hereto acknowledge that (i) at Closing each Company's existence for federal income tax purposes shall cease, (ii) a final federal income tax return for the short taxable year of each Company ending on (and including) the Closing Date shall be due on the fifteenth (15th) day of the third full month following the month in which the Closing occurs, and (iii) each Company shall file such final return as an S corporation. UAG agrees to
(i) indemnify each Stockholder for the amount, if any, by which the actual or deemed termination of the LIFO election by each Company on the Closing Date causes the Taxes payable by the Stockholder to exceed the Taxes that would have been payable by the Stockholder if the actual or deemed termination of the LIFO elections did not occur until after the Closing Date, and (ii) "gross up" such indemnification of each Stockholder to include any additional Taxes imposed on the Stockholder as a result of additional taxable income of the Stockholder arising from receipt of any payment under this Section 5.16(a).

         (b) The federal, state and local tax returns of each Company for the short taxable year ending on the Closing Date (the "Final Tax Returns") shall be prepared by KPMG Peat Marwick or another firm of independent public accountants selected by the Stockholders and approved by UAG. Each Company, UAG and the Merger Subs covenant and agree to cooperate fully with the Stockholders and such accounting firm(s) in the preparation of the Final Tax Returns and to make available during normal business hours all books, records and information that such accounting firm may reasonably request to complete the preparation of the Final Tax Returns in a prompt, timely and complete manner. The Final Tax Returns shall be prepared in accordance with the principles, methods and practices used in preparing the

Company's previous income tax returns. Upon obtaining written approval of the respective Merger Sub regarding each particular Final Tax Return (which approval shall not be unreasonably withheld), the respective Company shall file such Final Tax Return with the appropriate taxing authorities on a timely basis.

         (c) After Closing, UAG shall promptly notify the Stockholders in writing upon receipt by UAG or any of its Affiliates of notice of any pending or threatened federal, state or local Tax audit or assessment which may affect the Tax liability of any of the Companies or the Stockholders for any taxable year or period ending on or before the Closing Date. The Stockholders shall have the sole right to represent their and the Companies' interests in any such Tax audit or related administrative or court proceeding, and to select and employ counsel for this purpose at their expense. The Stockholders, however, shall not be entitled to settle, either administratively or after commencement of litigation, any claim for Taxes which would adversely affect the Tax liability of any Company for any period after the Closing Date without the prior written consent of UAG which will not be unreasonably withheld. UAG agrees, and shall cause each of its Affiliates, not to take any action (including, but not limited to, the filing of amended tax returns) which would cause the Taxes of any of the Companies, or the Taxes of any of the Stockholders on income of the Companies attributable to the Stockholders, for any taxable year or period ending on or before the Closing Date to be increased or decreased without the prior written consent of all of the affected Stockholders.

5.17 CONTINUITY OF STOCKHOLDER INTEREST.

         The Stockholders have no present plan, intention or arrangement to dispose of any UAG Common Stock received in the Mergers in a manner that would cause the Mergers, or any of them, to violate the continuity of shareholder interest requirement set forth in Treasury Regulation Section 1.368-1.


                                   ARTICLE 6
                         CONDITIONS TO THE OBLIGATIONS
                           OF UAG AND THE MERGER SUBS
                             TO EFFECT THE CLOSING

         The obligations of UAG and the Merger Subs required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by UAG or the Merger Subs as provided herein except as otherwise required by applicable law:

6.1 REPRESENTATIONS AND WARRANTIES; AGREEMENTS; COVENANTS.

         Each of the representations and warranties of the Companies and the Stockholders contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as if made at such time except for any changes expressly permitted hereunder. Each of the obligations of the Companies and the Stockholders required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, UAG shall have received a certificate, dated the Closing Date and duly executed by each Stockholder, to the effect that the conditions set forth in the two preceding sentences have been satisfied.

6.2 AUTHORIZATION; CONSENTS.

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Documents, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Companies. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including any extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all manufacturers with whom the Companies have entered into franchise agreements) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

6.3 OPINIONS OF THE COMPANIES' AND THE STOCKHOLDERS' COUNSEL.

         UAG and the Merger Subs shall have been furnished with the opinion of counsel for the Companies and the Stockholders, dated the Closing Date, in form and substance reasonably satisfactory to UAG and its counsel. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Companies and by government officials and upon such other documents and data as such counsel deem appropriate as a basis for their opinions.

6.4 ABSENCE OF LITIGATION.

         No order, stay, injunction or decree of any court of competent jurisdiction in the United States shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any limitation on the ability of UAG or the Merger Subs effectively to exercise full rights of ownership of the Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which UAG or the Merger Subs, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

6.5 NO MATERIAL ADVERSE EFFECT.

         During the period from December 31, 1996 to the Closing Date, no Material Adverse Effect shall have occurred with respect to the Companies.

6.6 NET WORTH.

         On the Closing Date, the Net Worth of the Companies shall not be materially less than the Net Worth set forth on Schedule 1.15(g)(i).

6.7 COMPLETION OF DUE DILIGENCE.

         UAG and the Merger Subs shall have completed their due diligence examination of the Companies, the Real Property and the Improvements and the results of such examination, including any Phase I or Phase II environmental audits of the Companies, shall be satisfactory to UAG and the Merger Subs. UAG will pay the costs for a Phase I environmental audit. If, after obtaining the results of the Phase I environmental audit, UAG determines that a Phase II environmental audit is required, then the expenses of performing the Phase II environmental audit shall be paid one-half by UAG and one-half by the Stockholders; provided, however, that the Stockholders may elect not to pay any costs of the Phase II audit but, if the Stockholders elect not to pay one-half of the costs of the Phase II audit and the results of the Phase II audit conclude that remediation estimated to cost more than Ten Thousand Dollars ($10,000) for any Company is recommended, the Stockholders who own Shares in such Company shall pay the entire costs of the Phase II audit.

6.8 BOARD APPROVAL.

         The Board of Directors of UAG and the Merger Subs shall have approved the consummation of all of the transactions contemplated by this Agreement; provided, however, that this condition shall be deemed waived after October 31, 1997 unless on or before October 31, 1997, UAG notifies the Stockholders that this condition has not been met.

6.9 CERTIFICATES.

         UAG and the Merger Subs shall have received such evidence as UAG and the Merger Subs reasonably determine is necessary to demonstrate satisfaction of the conditions set forth in this Article 6.

6.10 LEGAL MATTERS.

         All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Stockholders and the Companies under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the

Stockholders and the Companies in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for UAG and the Merger Subs.

6.11 APPROVAL OF MANUFACTURERS AND DISTRIBUTORS.

         The consent, authorization and approval of each of the manufacturers whose consent is required for the transfer of the Companies to the Merger Subs shall have been obtained on terms no less favorable to those granted to the Stockholders and the Companies immediately prior to the execution of this Agreement.

6.12 ENVIRONMENTAL LAWS.

         The Companies shall be in compliance in all material respects with all applicable Environmental Laws and Environmental Permits.

6.13 NONDISTURBANCE AGREEMENTS/ESTOPPEL CERTIFICATES.

         UAG shall have been provided with nondisturbance agreements and estoppel certificates in form and substance satisfactory to UAG with respect to the properties that are the subject of the Lease and the Third Party Leases.

6.14 TITLE INSURANCE.

         UAG, at its option, shall have obtained title insurance on behalf of the Companies with respect to the leasehold estates arising out of the Lease and the Third Party Leases in form and substance satisfactory to UAG.

6.15 SCHEDULES.

         The Companies and the Stockholders shall have delivered to UAG and the Merger Subs all Schedules referred to in Articles 1, 2 and 3, and such Schedules and all Exhibits hereto shall be acceptable in form and substance to UAG and the Merger Subs.

6.16 LEASE TERMINATION AGREEMENTS/MEMORANDA OF LEASE.

         The appropriate parties shall have executed lease termination agreements and memoranda of lease in form and substance satisfactory to UAG.

6.17 EMPLOYMENT AGREEMENTS.

         The appropriate parties shall have executed the Employment Agreements.

6.18 LEASES.

         The Companies and the applicable Stockholders (or their Affiliates) shall have executed the Lease.

6.19 RESIGNATION OF THE COMPANIES' DIRECTORS.

         Each of the persons who is a director of any of the Companies on the Closing Date shall have tendered to the Merger Subs in writing his or her resignation as such in form and substance satisfactory to UAG.

6.20 ACQUISITION OF OTHER COMPANIES.

         The acquisition of Dan Young Chevrolet, Inc. ("DYC"), Dan Young, Inc. ("DYI"), Young Management Group, Inc. ("YMG") and Parkway Chevrolet, Inc. ("Parkway") shall have been consummated.

6.21 JOINT VENTURE AGREEMENT.

         A joint venture agreement between UAG and certain of the Stockholders or their Affiliates shall have been executed in form and substance satisfactory to the parties hereto.


                                   ARTICLE 7
                       CONDITIONS TO THE OBLIGATIONS OF
                       THE COMPANIES AND THE STOCKHOLDERS
                             TO EFFECT THE CLOSING

         The obligations of the Companies and the Stockholders required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Companies and the Stockholders as provided herein except as otherwise required by applicable law:

7.1 REPRESENTATIONS AND WARRANTIES; AGREEMENTS.

         Each of the representations and warranties of UAG and the Merger Subs contained in this Agreement shall be true and correct in all material respects on the date made and shall be true and correct in all material respects as of the Closing. Each of the obligations of UAG and the Merger Subs required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with as of the Closing. At the Closing, the Stockholders shall have received a certificate, dated the Closing Date and duly executed by UAG and the Merger Subs to the effect that the conditions set forth in the preceding two sentences have been satisfied.

7.2 AUTHORIZATION OF THE AGREEMENT, CONSENTS.

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by UAG and the Merger Subs. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all manufacturers with whom the Companies have entered into franchise agreements) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

7.3 OPINIONS OF UAG'S AND THE MERGER SUBS' COUNSEL.

         The Stockholders shall have been furnished with the opinion of Rogers & Hardin, counsel to UAG and the Merger Subs, dated the Closing Date, in form and substance reasonably satisfactory to the Stockholders and their respective counsel. In rendering the foregoing opinions, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of UAG and the Merger Subs and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for its opinion.

7.4 ABSENCE OF LITIGATION.

         No order, stay, injunction or decree of any court of competent jurisdiction in the United States shall be in effect that prevents or delays the consummation of any of the transactions contemplated hereby. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which the Stockholders, in good faith and with the advice of counsel, believe makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

7.5 SATISFACTION OF CONDITIONS.

         The Stockholders shall have received such evidence as they reasonably determine is necessary to demonstrate satisfaction of the conditions set forth in this Article 7.

7.6 LEGAL MATTERS.

         All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of UAG or the Merger Subs under the provisions of this

Agreement, and all other actions and proceedings required to be taken by or on behalf of UAG or the Merger Subs in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Stockholders.

7.7 EMPLOYMENT AGREEMENT.

         The appropriate parties shall have entered into the Employment Agreements.

7.8 LEASE.

         The Companies and the applicable Stockholders (or their Affiliates) shall have executed the Lease and UAG shall have executed lease guaranties in a form mutually acceptable to the parties.

7.9 APPROVAL OF MANUFACTURERS AND DISTRIBUTORS.

         The consent, authorization and approval of each of the manufacturers whose consent is required for the transfer of the Companies to the Merger Subs shall have been obtained on terms no less favorable to those granted to the Stockholders and the Companies immediately prior to execution of this Agreement.

7.10 ACQUISITION OF OTHER COMPANIES.

         The acquisition of DYC, DYI, YMG and Parkway shall have been consummated.

7.11 NO MATERIAL ADVERSE EFFECT.

         During the period from December 31, 1996 to the Closing Date, no Material Adverse Effect shall have occurred with respect to UAG.

7.12 SCHEDULES.

         UAG shall have delivered to the Stockholders all schedules referred to in Article 4, and such Schedules and all Exhibits hereto shall be acceptable in form and substance to the Stockholders.

7.13 JOINT VENTURE AGREEMENT.

         A joint venture agreement between UAG and certain of the Stockholders or their Affiliates shall have been executed in form and substance satisfactory to the parties hereto.

7.14 CERTIFIED BOARD RESOLUTIONS.

         On or before October 31, 1997, UAG shall have delivered to the Stockholders certified resolutions of the Board of Directors of UAG and the Merger Subs authorizing and approving all of the transactions contemplated by this Agreement.


                                   ARTICLE 8
                                  TERMINATION

8.1 TERMINATION.

         This Agreement may be terminated at any time prior to Closing:

              (i) by mutual consent of UAG and the Stockholders;

              (ii) by either UAG or the Stockholders if the Closing shall not have taken place on or prior to December 31, 1997, or such later date as shall have been approved by UAG and the Stockholders;

              (iii) by UAG or the Stockholders if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

              (iv) by UAG or the Merger Subs if any of the conditions specified in Article 6 hereof have not been met or waived by UAG and the Merger Subs on or prior to December 31, 1997;

              (v) by the Stockholders if the condition specified in Section
    7.14 hereof is not met on or before October 31, 1997;

              (vi) by the Stockholders if any of the other conditions specified in Article 7 hereof have not been met or waived by the Stockholders on or prior to December 31, 1997; and

              (vii) by either UAG or the Stockholders if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured (if curable) within twenty (20) Business Days following receipt by the breaching party of written notice of such breach.

If UAG or the Stockholders shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other party specifying the provision hereof pursuant to which such termination is made.

8.2 EFFECT OF TERMINATION.

         (a) Except for (i) liability for any breach of this Agreement prior to its termination, (ii) the confidentiality covenants in Section 5.1 hereof and
(iii) the provisions of this Section 8.2 and Article 9 hereof, upon the termination of this Agreement, this Agreement shall forthwith become null and void and none of the parties hereto or any of their respective officers, directors, employees, agents, Affiliates, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto.

         (b) Upon termination of this Agreement, (i) the Stockholders shall be entitled to recover from the Escrow Deposit the amount, if any, to which the Stockholders are entitled to indemnification under Article 9 and shall be entitled to recover from UAG any such indemnifiable amounts in excess of the Escrow Deposit, (ii) UAG shall be entitled to any balance of the Escrow Deposit after any recovery therefrom to which the Stockholders are entitled as provided in foregoing clause (i), and (iii) UAG and the Merger Subs shall be entitled to recover from the Stockholders the amount, if any, to which UAG and the Merger Subs are entitled to indemnification under Article 9. The parties agree to promptly sign such instructions and take such other actions as necessary or appropriate to cause the distribution of the Escrow Deposit as provided in this
Section 8.2(b) following termination of this Agreement.


                                   ARTICLE 9
                                INDEMNIFICATION

9.1 INDEMNIFICATION BY THE STOCKHOLDERS.

         (a) Subject to Sections 9.1(b) and 10.16 hereof and notwithstanding the Closing or the delivery of the Shares, the Stockholders indemnify and agree to fully defend, save and hold harmless on an after-tax basis UAG, the Merger Subs, the Companies (after Closing), and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "UAG Indemnified Party"), if a UAG Indemnified Party (including the Companies after the Closing Date) shall at any time or from time to time suffer any Costs arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of, (i) any and all Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves, arises out of or relates to the conduct of the business of the Companies prior to the Closing Date (each a "Stockholders Third Party Claim"), provided that the foregoing provisions of this clause (ii) shall not apply to, and a Stockholders Third Party Claim shall not include, (A) any liability reflected or reserved against on the Company Balance Sheet or included or described in the Notes to the Company Financial Statements, (B) any liability reflected or reserved against on the Closing Date Balance Sheet, (C) any liability disclosed on Schedule 2.6 hereto, (D) any liability for any Claim disclosed on Schedule 2.9(a) hereto or (E) any liability for any Claims arising in the ordinary course of business of any Company which, individually and in the aggregate, are not material to such

Company. As used herein, "Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of any Stockholder or any of the Companies or the breach of any warranty of any Stockholder or any of the Companies contained in this Agreement or in any Schedule or Exhibit hereto and (ii) any failure of any Stockholder or the Companies duly to perform or observe any term, provision, covenant, agreement or condition on the part of the Stockholders or the Companies to be performed or observed pursuant to this Agreement. Subject to Sections 9.1(b) and 10.16, any indemnification to which any UAG Indemnified Party is entitled under this
Section 9.1(a) may be enforced against one or more Stockholders for any portion of such Costs.

         (b) Indemnification under foregoing Section 9.1(a) is subject to the following limitations:

              (i) No UAG Indemnified Party shall be entitled to indemnification unless written notice describing the claim to indemnification as prescribed in Section 9.3 is given within the applicable Survival Period (as defined in Section 10.1 hereof).

              (ii) A claim for indemnification of Costs arising out of or resulting from any breach of a representation or warranty under this Agreement or in any Schedule or Exhibit hereto or arising out of any Stockholders Third Party Claim shall not be payable until, and shall only be payable to the extent that, the aggregate amount of all such Costs incurred or suffered by the UAG Indemnified Parties exceeds Three Hundred Thousand Dollars ($300,000) (the "Threshold Amount"), provided that the UAG Indemnified Parties shall be entitled to indemnification without regard to the Threshold Amount for Costs arising out of or resulting from a breach of
    Section 2.1(a) (Organization), Section 2.3 (Capitalization), Section 2.4(a) (Authority), Section 2.8 (Taxes), or Article 3 hereof or arising out of fraud by any of the Stockholders.

              (iii) The aggregate indemnification obligation of all Stockholders for Costs arising out of or resulting from the breach of any representation or warranty under this Agreement or in any Schedule or Exhibit hereto or arising out of or resulting from any Stockholders Third Party Claim shall not exceed Eight Million Five Hundred Thousand Dollars ($8,500,000) (the "Cap"), provided that Costs arising out of or resulting from the breach of Section 2.1(a) (Organization), Section 2.3 (Capitalization), Section 2.4(a) (Authority), Section 2.8 (Taxes) or
    Article 3 hereof or arising out of fraud by the Stockholders shall not be subject to or counted against the Cap.

9.2 INDEMNIFICATION BY UAG.

         (a) Subject to Section 9.2(b) hereof, notwithstanding the Closing, UAG indemnifies and agrees to fully defend, save and hold harmless on an after-tax basis the Stockholders and the Companies (prior to Closing) and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "Stockholders Indemnified Party"), if a Stockholders Indemnified Party shall at any time or from time to time suffer any Costs arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of, (i) any and all UAG Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves or relates to the conduct of the business of the Companies after the Closing Date, provided that the foregoing provisions of this clause (ii) shall not apply to any Claim arising out of any intentional misconduct or gross negligence of any of the Stockholders (a "UAG Third Party Claim"). As used herein, "UAG Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of UAG or the Merger Subs or the breach of any warranty of UAG or the Merger Subs contained in this Agreement or in any Schedule or Exhibit hereto, (ii) any failure of UAG or the Merger Subs duly to perform or observe any term, provision, covenant, agreement or condition on the part of UAG or the Merger Subs to be performed or observed pursuant to this Agreement.

         (b) Indemnification under foregoing Section 9.2(b) is subject to the following limitations:

              (i) No Stockholders Indemnified Party shall be entitled to indemnification unless written notice describing a claim to indemnification as prescribed in Section 9.3 is given within the applicable Survival Period (as defined in Section 10.1 hereof).

              (ii) A claim for indemnification of Costs arising out of or resulting from any breach of a representation or warranty under this Agreement or in any Schedule or Exhibit hereto arising out of any UAG Third Party Claim (as defined in this Agreement and the Merger Agreement) shall not be payable until, and shall only be payable to the extent that, the aggregate amount of all such Costs incurred or suffered by the Stockholders Indemnified Parties exceeds Three Hundred Thousand Dollars ($300,000) (the "Stockholders Threshold Amount"), provided that the Stockholders Indemnified Parties shall be entitled to indemnification without regard to the Stockholders Threshold Amount for Costs arising out of or resulting from a breach of Section 4.1(a) (Organization), Section 4.2 (Merger Subs),
    Section 4.3 (Capitalization) or Section 4.5(a) (Authority) or arising out of fraud or intentional misrepresentation by UAG.

              (iii) The aggregate indemnification obligation of UAG for Costs arising out of or resulting from the breach of any representation or warranty under this Agreement or in any Schedule or Exhibit hereto arising out of or resulting from any UAG Third Party Claim (as defined in this Agreement) shall not exceed Eight Million Five Hundred Thousand Dollars ($8,500,000) (the "Stockholders Cap"), provided that Costs arising out of or resulting from the breach of Section 4.1(a) (Organization), Section 4.2 (Merger Subs), Section 4.3 (Capitalization) or Section 4.5(a) (Authority) or arising out of fraud or intentional misrepresentation by UAG shall not be subject to or counted against the Stockholders Cap.

9.3 PROCEDURES.

         If (i) any Event of Breach occurs or is alleged and a UAG Indemnified Party asserts that the Stockholders have become obligated to a UAG Indemnified Party pursuant to Section 9.1, or if any Stockholders Third Party Claim is begun, made or instituted as a result of which the Stockholders or the Companies may become obligated to a UAG Indemnified Party hereunder, or (ii) a UAG Event of Breach occurs or is alleged and a Stockholders Indemnified Party asserts that UAG has become obligated to a Stockholders Indemnified Party pursuant to Section 9.2, or if any UAG Third Party Claim is begun, made or instituted as a result of which UAG may become obligated to a Stockholders Indemnified Party hereunder (for purposes of this Article 9, any UAG Indemnified Party and any Stockholders Indemnified Party is sometimes referred to as an "Indemnified Party" and each party having an indemnity obligation under this Article 9 is sometimes referred to as an "Indemnifying Party," and any UAG Third Party Claim and any Stockholders Third Party Claim is sometimes referred to as a "Third Party Claim," in each case as the context so requires), such Indemnified Party shall give reasonably prompt written notice to the Indemnifying Party stating the basis of the Indemnifying Party's obligation to provide indemnification to the Indemnified Party under this Article 9 and setting forth in reasonable detail the facts, to the extent then available, concerning the Event of Breach, UAG Event of Breach or Third Party Claim, as the case may be, and the basis upon which the Indemnified Party is claiming indemnification. Subject to Sections 9.1(b)(i) and 9.2(b)(i), a failure or delay by an Indemnified Party to give a reasonably prompt notice of any claim for indemnification shall not release an Indemnifying Party's obligations with respect to the claim, except to the extent that the Indemnifying Party can demonstrate actual loss as a result of such failure or delay. If such notice relates to a Third Party Claim, each Indemnifying Party, jointly and severally, agrees to defend such Indemnified Party against any such Third Party Claim at its sole cost and expense. Such Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of such Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend against such Third Party Claim, such Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and such Indemnified Party shall be entitled to recover the entire Cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid (or of which such Indemnified Party has become obligated to pay) as the result of such Third Party Claim. Failure by the Indemnifying Party to notify such Indemnified Party of its or their election to defend any such Third Party Claim within fifteen (15) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its or their right to defend such Third Party Claim. If the Indemnifying Party assumes the defense of the particular Third Party Claim, the Indemnifying Party shall not, in the defense of such Third Party Claim, consent to entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party which shall not be unreasonably withheld. In addition, the Indemnifying Party shall not enter into any settlement of any Third Party Claim except with the written consent of such Indemnified Party, which consent shall not be unreasonably withheld, that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnified Party a full release from all liability in respect of such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its or their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any Third Party Claim to the extent the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party.

9.4 OFFSET.

         In addition to and not in limitation of all rights of offset that an Indemnified Party may have under applicable law, the parties agree that, at any Indemnified Party's option, any or all amounts owing to such Indemnified Party under this Article 9 or any other provision of this Agreement may be recovered by the Indemnified Party by an offset against any or all amounts due to such other parties pursuant to this Agreement.

9.5 EXCLUSIVE MONETARY REMEDY FOR BREACH.

         The rights to indemnification set forth in this Article 9 shall be exclusive of all other rights to monetary damages that any party (or such party's successors or assigns) would otherwise have by statute or common law for breach of any provision of this Agreement, except to the extent such claim arises out of any party's fraud. Notwithstanding the above, the parties hereto shall have the right to seek any non-monetary remedy in lieu of or in addition to the rights to indemnification set forth in this Article 9 for breach of any provision of this Agreement.


                                   ARTICLE 10
                                 MISCELLANEOUS

10.1 SURVIVAL OF PROVISIONS.

         The respective representations, warranties, covenants and agreements of each of the parties to this Agreement shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, regardless of any disclosure to, or investigation made by or on behalf of, any other party on or before the Closing Date; provided that the period of survival shall, (i) with respect to each representation or warranty pertaining to Taxes under
Section 2.8 hereof, end for each Tax upon expiration of the statute of limitations applicable to the Tax, (ii) with respect to the representations and warranties in Section 2.11 (Environmental Matters), end five (5) years after the Closing Date, (iii) with respect to the representations and warranties in
Section 2.1(a) (Organization), Section 2.3 (Capitalization), Section 2.4(a) (Authority), Section 3.1 (Title to Shares), Section 3.2(a) (Authority), Section
4.1 (Organization), Section 4.2 (Merger Subs), Section 4.3 (Capitalization) and
Section 4.5(a) (Authority), and with respect to covenants and agreements in this Agreement, continue indefinitely, and (iii) in any other case, end three (3) years after the Closing Date (in each case, the "Survival Period"). Notwithstanding anything herein to the contrary, each of the representations and warranties herein shall survive with respect to any claim asserted with respect to any breach of such representation or warranty pursuant to Section 9.3 hereof before the expiration of such representation or warranty until the date such claim is finally liquidated or otherwise resolved.

10.2 [INTENTIONALLY OMITTED]

10.3 HEADINGS.

         The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

10.4 NOTICES.

         All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand, recognized overnight delivery service for next business day delivery or facsimile transmission (with original to follow by mail) or mailed by registered or certified mail, postage prepaid (return receipt requested), as follows:

         If to the Companies before the Closing Date:

              9190 Priority Way, West Drive
              Suite 216
              Indianapolis, Indiana  46240

         with a copy to:

              Bose, McKinney & Evans
              2700 First Indiana Plaza
              135 North Pennsylvania Street
              Indianapolis, Indiana  46204
              Attn:  Robert P. Kassing, Esq.

         If to the Companies after the Closing Date (in addition to the foregoing addresses):

              United Auto Group, Inc.
              375 Park Avenue
              New York, New York 10152
              Attn:  General Counsel
         with a copy to:

              Rogers & Hardin
              2700 International Tower
              229 Peachtree Street, N.E.
              Atlanta, Georgia  30303
              Attn:  Michael Rosenzweig, Esq.

         If to the Stockholders:

              9190 Priority Way, West Drive
              Suite 216
              Indianapolis, Indiana  46240

         with a copy to:

              Bose, McKinney & Evans
              2700 First Indiana Plaza
              135 North Pennsylvania Street
              Indianapolis, Indiana  46204
              Attn:  Robert P. Kassing, Esq.

         If to UAG or the Merger Subs:

              United Auto Group, Inc.
              375 Park Avenue
              New York, New York 10152
              Attn:  General Counsel

         with a copy to:

              Rogers & Hardin
              2700 International Tower
              229 Peachtree Street, N.E.
              Atlanta, Georgia  30303
              Attn:  Michael Rosenzweig, Esq.


or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three (3) days after the date so mailed; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

10.5 ASSIGNMENT.

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and the provisions of Article 9 hereof shall inure to the benefit of the Indemnified Parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties. Notwithstanding the foregoing, UAG and the Merger Subs shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any Affiliate of UAG or the Merger Subs, but in such event UAG shall remain fully liable for the performance of all such obligations in accordance with the terms and conditions of this Agreement.

10.6 ENTIRE AGREEMENT.

         This Agreement (including the Schedules hereto) and the Documents embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior written or oral commitments, arrangements or understandings between the parties with respect thereto and all prior drafts of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein or in the Documents. Prior drafts of this Agreement shall not be used as a basis for interpreting this Agreement.

10.7 WAIVER AND AMENDMENTS.

         Each of the Stockholders and the Companies, as one party, and UAG and the Merger Subs, as the other party, may by written notice to the other parties
(i) extend the time for the performance of any of the obligations or other actions of the other parties, (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement,
(iii) waive compliance with any of the covenants of the other parties contained in this Agreement, (iv) waive performance of any of the obligations of the other parties created under this Agreement, or (v) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

10.8 COUNTERPARTS.

         This Agreement may be executed by facsimile signature(s) and in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

10.9 ACCOUNTING TERMS.

         All accounting terms used herein which are not expressly defined or modified in this Agreement shall have the respective meanings given to them in accordance with GAAP.

10.10 [INTENTIONALLY OMITTED].

10.11 SEVERABILITY.

         If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

10.12 [INTENTIONALLY OMITTED].

10.13 GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without giving effect to any choice or conflict of law provision or rule that would cause the laws of any other jurisdiction to apply.

10.14 TIME IS OF THE ESSENCE.

         Time is of the essence for purposes of this Agreement.

10.15 ATTORNEYS' FEES.

         If any party hereto brings suit against another party to this Agreement in connection with the transactions contemplated by this Agreement and the party against whom suit is brought (the "Defendant") is successful in denying substantially all the relief sought by the claimant, then the Defendant shall be entitled to recover from the claimant the reasonable attorneys= fees and other costs and expenses incurred by the Defendant in connection with such suit regardless of whether the suit is prosecuted to judgment. If any party hereto brings suit against another party to this Agreement in connection with the transactions contemplated by this Agreement and such party (the "Plaintiff") is successful in obtaining substantially all the relief sought by the claimant, then the Plaintiff shall be entitled to recover from the claimant the reasonable attorneys= fees and other costs and expenses incurred by the Plaintiff in connection with such suit regardless of whether the suit is prosecuted to judgment.

10.16 LIMITATION ON LIABILITY OF EACH TRUSTEE.

         UAG and the Merger Subs acknowledge and agree that the liability of each Trust and each trustee thereunder in connection with the transactions contemplated by this Agreement shall only be enforceable against the property of the Trust itself, and UAG and the Merger Subs waive any right to proceed for enforcement of any such liability against any such trustee in its personal capacity.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            UNITED AUTO GROUP, INC.


                                            By:
                                               -------------------------------
                                               Its:


                                            UAG KISSIMMEE MOTORS, INC.


                                            By:
                                               -------------------------------
                                               Its:


                                            UAG PARAMOUNT MOTORS, INC.


                                            By:
                                               -------------------------------
                                               Its:


                                            UAG CENTURY MOTORS, INC.


                                            By:
                                               -------------------------------
                                               Its:

                   [Signatures continued on following pages]

                                            KISSIMMEE MOTORS, INC., D/B/A
                                            KISSIMMEE TOYOTA



                                            By:
                                               -------------------------------
                                               Its:


                                            PARAMOUNT CHEVROLET GEO, INC.


                                            By:
                                               -------------------------------
                                               Its:


                                            CENTURY CHEVROLET GEO, INC.


                                            By:
                                               -------------------------------
                                               Its:



                                            ----------------------------------
                                            ALAN V. YOUNG, individually



                                            ----------------------------------
                                            WILLIAM A. YOUNG, individually



                                            ----------------------------------
                                            JENNIFER Y. TAGGART, individually



                                            ----------------------------------
                                            CATHY Y. DYER, individually

                   [Signatures continued on following pages]

                                            YOUNG/AVY II IRREVOCABLE
                                            TRUST U/A DATED 12/31/96 FBO LARA A.
                                            YOUNG



                                            ----------------------------------
                                            ALAN V. YOUNG, TRUSTEE


                                            YOUNG/AVY II IRREVOCABLE
                                            TRUST U/A DATED 12/31/96 FBO
                                            COURTNEY E. YOUNG



                                            ----------------------------------
                                            ALAN V. YOUNG, TRUSTEE


                                            YOUNG/AVY II IRREVOCABLE
                                            TRUST U/A DATED 12/31/96 FBO
                                            DANIEL A. YOUNG



                                            ----------------------------------
                                            ALAN V. YOUNG, TRUSTEE


                                            YOUNG/WAY II IRREVOCABLE
                                            TRUST U/A DATED 12/31/96



                                            ----------------------------------
                                            WILLIAM A. YOUNG, TRUSTEE

                   [Signatures continued on following pages]

                                            YOUNG/TAGGART II IRREVOCABLE TRUST
                                            U/A DATED 12/31/96 FBO WILLIAM E.
                                            TAGGART



                                            ----------------------------------
                                            JENNIFER Y. TAGGART, TRUSTEE


                                            YOUNG/TAGGART II IRREVOCABLE TRUST
                                            U/A DATED 12/31/96 FBO MARY K.
                                            TAGGART



                                            ----------------------------------
                                            JENNIFER Y. TAGGART, TRUSTEE


                                            YOUNG/DYER II IRREVOCABLE
                                            TRUST U/A DATED 12/31/96



                                            ----------------------------------
                                            CATHY Y. DYER, TRUSTEE


                                            SHIRLEY J. YOUNG IRREVOCABLE GRAT
                                            TRUST U/A DATED 3/1/97



                                            ----------------------------------
                                            ALAN V. YOUNG, TRUSTEE



                                            ----------------------------------
                                            WILLIAM A. YOUNG, TRUSTEE

                   [Signatures continued on following pages]

                                            DAN E. YOUNG IRREVOCABLE GRAT TRUST
                                            U/A DATED 3/1/97



                                            ----------------------------------
                                            ALAN V. YOUNG, TRUSTEE



                                            ----------------------------------
                                            WILLIAM A. YOUNG, TRUSTEE